=====================================================


               COMPLETE APPRAISAL
               OF REAL PROPERTY


               PARK PLAZA PROFESSIONAL CENTER
               1303 J Street
               Sacramento, Sacramento County, California








               =====================================================


               IN A SELF-CONTAINED REPORT


               As of May 21, 1997








               PRUDENTIAL SECURITIES INCORPORATED
               199 Water Street, 16th Floor
               New York, New York  10292








               CUSHMAN & WAKEFIELD OF CALIFORNIA, INC.
               Valuation Advisory Services
               2055 Gateway Plaza, Suite 550
               San Jose, California  95110

CUSHMAN & WAKEFIELD OF CALIFORNIA, INC.                   CUSHMAN & WAKEFIELD(R)
2055 Gateway Plaza, Suite 550
San Jose, CA  95110-1068
Tel: (408) 436-5500
Fax: (408) 437-9129



June 5, 1997


Mr. Chester Piskorowski, Senior Vice President
PRUDENTIAL SECURITIES INCORPORATED
199 Water Street, 16th Floor
New York, New York  10292


Re:  Complete Appraisal of Real Property
     Park Plaza Professional Center
     1303 J Street
     Sacramento, California


Dear Mr. Piskorowski:

     In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield of California, Inc. is pleased to transmit our self-contained appraisal report estimating the market value of the leased fee estate in the Park Plaza Professional Center.

     The value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report.

     This report was prepared for Prudential Securities Incorporated and is intended only for its specified use. It may not be distributed to or relied upon by other persons or entities without written permission of Cushman & Wakefield of California, Inc.

     This appraisal report has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice, including the Competency Provision.

     The property was inspected by and the report was prepared by John C. Vaughan under the supervision of Kenneth E. Matlin, MAI.

Mr. Chester Piskorowski, Senior Vice President
Prudential Securities Incorporated
June 5, 1997
Page 2


     Based on our complete appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have formed an opinion that the market value of the leased fee estate in the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, as of May 21, 1997, was:

               SIX MILLION SIX HUNDRED SEVENTY THOUSAND DOLLARS
                                  $6,670,000

     This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and an Addenda.


Respectfully submitted,



CUSHMAN & WAKEFIELD OF CALIFORNIA, INC.


/s/ JOHN C. VAUGHAN
----------------------------------------
John C. Vaughan
State Certified Appraiser No. AG002680


/s/ KENNETH E. MATLIN, MAI
----------------------------------------
Kenneth E. Matlin, MAI
State Certified Appraiser No. AG002022

                                        SUMMARY OF SALIENT FACTS AND CONCLUSIONS
================================================================================

Property Name:                        Park Plaza Professional Center

Location:                             1303 J Street

                                      Sacramento, Sacramento County California

General Overview:                     The subject site is improved with a
                                      seven-story, multi-tenant office building.
                                      The building contains 71,226 square feet of rentable area. The building was constructed in 1981 on a 0.29-acre site.
                                      On the effective date of appraisal,
                                      occupancy stood at 76.2 percent.

Assessor's Parcel Number:             006-0054-024

Interest Appraised:                   Leased Fee Estate

Date of Value:                        May 21, 1997

Date of Inspection:                   May 21, 1997

Ownership:                            Prudential Bache/Equitec Real Estate
                                      Partnership

Land Area:                            0.29 acres

Current Property Assessment           $7,874,214

Current Property Taxes:               $86,105

Zoning:                               C-3: General Commercial

Highest and Best Use
  If Vacant:                          Hold for build to suit office development.

  As Improved:                        Multi-tenant office building as improved.

Improvements
  Type:                               Multi-tenant office building

  Year Built:                         1981

  Type of Construction:               Steel and reinforced concrete frame with
                                      concrete and glass exterior.

  Gross Leasable Area:                71,226 square feet

Operating Data and Forecasts
  Current Occupancy:                  76.2%
  Forecasted Stabilized Occupancy:    95%

                                        SUMMARY OF SALIENT FACTS AND CONCLUSIONS
================================================================================

Value Indicators

  Cost Approach                       N/A

  Sales Comparison Approach:
    Value Per Square Foot:            $85 to $90
  Indicated Value:                    $6,050,000 to $6,410,000


Income Approach--Direct
 Capitalization
    Estimated Market Rental Rate:     $1.25 Per Square Foot Per Month
    Current Vacancy:                  23.8%
    Stabilized Vacancy Rate:          5.0%
    Forecast Date of
      Stabilized Occupancy:           December 1997
    Effective Gross Income:           $1,115,919
    Net Operating Income:             $759,117
    Overall Capitalization Rate:      10.5%
    Estimated Cost of Achieving
      Stabilized Occupancy:           $295,726
    Estimated Capital Costs:          $180,483

  Indicated Value:                    $6,670,000

Value Conclusion:                     $6,670,000
  Value Per Square Foot:              $93.65

  Implicit Capitalization Rate:       11.2% based on pro forma income.

Marketing Time:                       12 months or less.

SPECIAL ASSUMPTIONS AFFECTING VALUATION:

1. It is assumed that the rent roll provided by the property manager is accurate.

2. Please refer to the complete list of assumptions and limiting conditions included at the end of this report.

                                                               TABLE OF CONTENTS
================================================================================

                                                                            PAGE

PHOTOGRAPHS OF SUBJECT PROPERTY..............................................  1

INTRODUCTION.................................................................  3

REGIONAL ANALYSIS............................................................  6

NEIGHBORHOOD ANALYSIS........................................................ 10

OFFICE MARKET ANALYSIS....................................................... 13

PROPERTY DESCRIPTION......................................................... 18

REAL PROPERTY TAXES AND ASSESSMENTS.......................................... 23

ZONING....................................................................... 24

HIGHEST AND BEST USE......................................................... 25

VALUATION PROCESS............................................................ 26

SALES COMPARISON APPROACH.................................................... 27

INCOME APPROACH.............................................................. 33

RECONCILIATION AND FINAL VALUE ESTIMATE...................................... 47

ASSUMPTIONS AND LIMITING CONDITIONS.......................................... 48

CERTIFICATION OF APPRAISAL................................................... 50

ADDENDA...................................................................... 51

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY
================================================================================


                -------------------------------------------------






                                    [PHOTO]






                -------------------------------------------------

                                  Subject Front




                -------------------------------------------------






                                    [PHOTO]






                -------------------------------------------------

                                  Subject Lobby

================================================================================

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY
================================================================================


                -------------------------------------------------






                                    [PHOTO]






                -------------------------------------------------

                                 6th Floor Suite




                -------------------------------------------------






                                    [PHOTO]






                -------------------------------------------------

                                  Street Scene

================================================================================

                                                                    INTRODUCTION
================================================================================

IDENTIFICATION OF PROPERTY

     The subject property is an existing office building which is currently 76.2 percent occupied by fourteen tenants. The subject property contains 71,226 square feet of rentable area situated on a 0.29-acre site. The property is located at the northeast corner of J and 13th Streets. The street address is 1303 J Street, in the city of Sacramento, Sacramento County, California. The Sacramento County Assessor has designated the property as parcel number 006-0054-024.


PROPERTY OWNERSHIP AND RECENT HISTORY

     Ownership of the subject is reportedly vested in Prudential Bache/Equitec Real Estate Partnership. Public records indicate that the property has not sold in the past three years.


PURPOSE AND INTENDED USE OF THE APPRAISAL

     The purpose of this appraisal is to estimate the market value of a leased fee estate on May 21, 1997. The appraisal is to assist Prudential in evaluating current offers to purchase the properties from Equitec and other offers that may arise.


EXTENT OF THE APPRAISAL PROCESS

     In the process of preparing this appraisal, we:

     o Inspected the exterior of the building and the site improvements and a representative sample of tenant spaces with Anne Weatherford, the manager.

     o Interviewed Carla Alexander, Portfolio Manager for the property management company, Glenborough.

     o Reviewed leasing policy, concessions, tenant build-out allowances, and history of recent rental rates and occupancy with the building manager.

     o Reviewed a detailed history of income and expenses, and a budget forecast for 1997 including the budget for planned capital expenditures and repairs.

     o Conducted market research of occupancies, asking rents, concessions and operating expenses at competing buildings which involved interviews with on-site managers and a review of our own data base from previous appraisal files.

     o Prepared an estimate of stabilized income and expense (for capitalization purposes).

     o Conducted market inquiries into recent sales of similar buildings to ascertain sales price per square foot, effective gross income multipliers and capitalization rates. This process involved telephone interviews with sellers, buyers and/or participating brokers. (See detailed sales write-ups in Addenda for more complete information on the verification process.)

     o    Prepared Sales Comparison and Income Approaches to value.

DATE OF VALUE AND PROPERTY INSPECTION

     The date of value is May 21, 1997, which is also the date of our last inspection.

================================================================================

                                                                    INTRODUCTION
================================================================================

PROPERTY RIGHTS APPRAISED

     We have appraised a leased fee estate.

DEFINITIONS OF VALUE, INTEREST APPRAISED, AND OTHER PERTINENT TERMS

     The definition of market value taken from the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, is as follows:

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     1.   Buyer and seller are typically motivated;

     2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

     3.   A reasonable time is allowed for exposure in the open market;

     4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

     5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

     EXPOSURE TIME

     Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that "A reasonable time is allowed for exposure in the open market". Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

     The estimate exposure time for the subject property is 12 months or less, based on information about days on the market gathered through discussion with market participants and information gathered during the sales verification process.

     The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute.

     LEASED FEE ESTATE

     An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

================================================================================

                                                                    INTRODUCTION
================================================================================

     MARKET RENT

     The rental income that a property would most probably command on the open market, indicated by the current rents paid and asked for comparable space as of the date of appraisal.

     CASH EQUIVALENT

     A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

     MARKET VALUE AS IS ON APPRAISAL DATE

     The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; related to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

LEGAL DESCRIPTION

The subject property is identified as:

     All that land lying within the State of California, County of Sacramento, City of Sacramento, described as follows:

     The North and South Halves of Lot 1 in the Block bounded by "H" and "I", Twelfth and Thirteenth Streets, of the City of Sacramento, according to the official plan or plat thereof.

================================================================================

                                                                    INTRODUCTION
================================================================================









                     [GRAPHICAL REPRESENTATION OF REGIONAL
                         LOCATION MAP OF SUBJECT AREA]









================================================================================

                                                               REGIONAL ANALYSIS
================================================================================

INTRODUCTION

     The subject property is located in the Downtown area of the City of Sacramento, Sacramento County, California. Given its location within the Sacramento city limits, the subject is within the Sacramento Metropolitan Statistical Area (MSA) and the sphere of influence of the City of Sacramento. Sacramento is approximately 90 miles northeast of San Francisco. The map on the facing page shows the subject's location within the Sacramento Region.


SACRAMENTO MARKET OVERVIEW

o According to the Employment Development Department (EDD), the Sacramento MSA's civilian labor force was 741,900 as of February 1997. This reflects an increase of 20,900 persons over the preceding year.

o Employment rose during this period by 27,400 to a level of 698,500. Correspondingly, the unemployment rate dropped 100 basis points to 5.9 percent from 6.9 percent as of the prior February.

o The February 1997 unemployment rate was down compared to the January rate of 6.2 percent due to gains in service sector jobs.

o The unemployment rate for the Sacramento MSA compares favorably to the State average of 7.0 percent, but is slightly above the national unemployment rate of 5.7 percent.

o During the previous year (February 1996 to February 1997), total wage and salary jobs increased by 3.8 percent for the year. The service sector showed the largest gain in jobs, adding 10,900 positions. Other sectors showing significant job gains were education (5,200 new jobs), and construction (2,800 jobs).

o The EDD projects that employment will continue to expand through the spring with job gains realized in most major industries.

     The following is a summary of jobs by industry sector showing the percent and actual gain over the previous year.

================================================================================

                                                               REGIONAL ANALYSIS
================================================================================


   =========================================================================
               CIVILIAN LABOR FORCE, EMPLOYMENT, AND UNEMPLOYMENT
                           FEBRUARY 1996-FEBRUARY 1997
   -------------------------------------------------------------------------
                       Sacramento Metropolitan Statistical Area
                     (El Dorado, Placer, and Sacramento Counties)
   -------------------------------------------------------------------------
   Items                       |   1996    |   1997    |  Change  | % Change
   ----------------------------|-----------|-----------|----------|---------
   Civilian Labor Force(1)     |  721,000  |  741,900  |  20,900  |    2.9%
   Employment                  |  671,100  |  698,500  |  27,400  |    4.1%
   Unemployment                |   49,900  |   43,400  |  -6,500  |  -13.0%
   Unemployment Rate(2)        |     6.9%  |      5.9  |   -1.0%  |  -14.5%
   ----------------------------|-----------|-----------|----------|---------
   Total Farm                  |    2,800  |    3,100  |     300  |   10.7%
   ----------------------------|-----------|-----------|----------|---------
   Mining                      |      200  |      200  |       0  |      0%
   ----------------------------|-----------|-----------|----------|---------
   Construction                |   26,800  |   29,600  |   2,800  |   10.4%
   ----------------------------|-----------|-----------|----------|---------
   Manufacturing               |   42,400  |   43,500  |   1,100  |    2.6%
   ----------------------------|-----------|-----------|----------|---------
   Transportation & Utilities  |   25,100  |   25,200  |     100  |    0.4%
   ----------------------------|-----------|-----------|----------|---------
   Trade                       |  130,300  |  133,400  |   3,100  |    2.4%
   ----------------------------|-----------|-----------|----------|---------
   FIRE                        |   39,500  |   38,900  |    -600  |   -1.5%
   ----------------------------|-----------|-----------|----------|---------
   Services                    |  163,700  |  174,600  |  10,900  |    6.7%
   ----------------------------|-----------|-----------|----------|---------
   Government                  |  166,500  |  171,300  |   4,800  |    2.9%
   =========================================================================

Notes: (1) Labor force by place of residence. Employment includes persons involved in labor-management trade disputes

       (2) The unemployment rate is computed from unrounded data; therefore, it may differ from rates developed using the rounded figures in these tables.

Source: EDD, March, 1997

o The health care and service industry sectors of the economy will be the driving forces behind job growth in the future. Other sectors of the economy projected to show healthy growth rates include the finance, insurance, and real estate (FIRE) sector and retail trade employment.

o The government's position as the dominant employer in the region will continue to decline. As of February 1997, federal, state and local government accounted for about 28 percent of all jobs in the Sacramento MSA, the second largest percentage reported for any industry division. The largest is the Services sector which only recently surpassed Government.

================================================================================

                                                               REGIONAL ANALYSIS
================================================================================

Below are the Major Private Sector Employers in the Sacramento metropolitan area.

================================================================================
                         MAJOR PRIVATE SECTOR EMPLOYERS
                          SACRAMENTO METROPOLITAN AREA
================================================================================
                       | Number of |
        Name           | Employees |              Type of Business
=======================|===========|============================================
Sutter Health          |   6,071   |   Healthcare
-----------------------|-----------|--------------------------------------------
Kaiser Permanente      |   5,686   |   Health Maintenance Organization
-----------------------|-----------|--------------------------------------------
Mercy Healthcare       |           |
 Sacramento            |   5,119   |   Healthcare
-----------------------|-----------|--------------------------------------------
Raley's Inc.           |   4,900   |   Supermarket and drug stores
-----------------------|-----------|--------------------------------------------
Pacific Bell           |   4,566   |   Local telephone service and
                       |           |   data transmission
-----------------------|-----------|--------------------------------------------
Hewlett-Packard Co.    |   4,000   |   Manufacture of computers
-----------------------|-----------|--------------------------------------------
Packard Bell           |   3,800   |   Personal computer manufacturer
-----------------------|-----------|--------------------------------------------
Intel Corp.            |   3,750   |   Mfg. of semiconductor components
-----------------------|-----------|--------------------------------------------
United Parcel Service  |   2,913   |   Package delivery
-----------------------|-----------|--------------------------------------------
Foundation Health Corp.|   2,419   |   Health Maintenance Organization
-----------------------|-----------|--------------------------------------------
Bank of America        |   2,335   |   Banking
-----------------------|-----------|--------------------------------------------
The Money Store, Inc.  |   2,100   |   Home and business lending
-----------------------|-----------|--------------------------------------------
NEC Electronics, Inc.  |   2,050   |   Manufacturer of semiconductor devices
-----------------------|-----------|--------------------------------------------
U.S. Computer Services |   1,923   |   Management information systems
-----------------------|-----------|--------------------------------------------
PRIDE Industries       |   1,839   |   Various business services
-----------------------|-----------|--------------------------------------------
Lucky Stores           |   1,828   |   Retail grocery stores
-----------------------|-----------|--------------------------------------------
Campbell Soup Co.      |   1,700   |   Heat-processed foods
-----------------------|-----------|--------------------------------------------
Aerojet                |   1,650   |   Rocket engine manufacturing
-----------------------|-----------|--------------------------------------------
Union Pacific Railroad |   1,600   |   Rail transportation
-----------------------|-----------|--------------------------------------------
The Sacramento Bee     |   1,524   |   Daily newspaper
-----------------------|-----------|--------------------------------------------
MCI                    |   1,508   |   Telecommunications
-----------------------|-----------|--------------------------------------------
A. Teichert & Son Inc. |   1,300   |   Concrete products, Construction
                       |   (peak)  |
-----------------------|-----------|--------------------------------------------
Electronic Data        |           |
Systems Corp.          |   1,300   |   Information technology services
-----------------------|-----------|--------------------------------------------
USAA Property &        |           |
Casualty               |   1,106   |   Property & Casualty insurance
-----------------------|-----------|--------------------------------------------
MTS Inc.               |   1,100   |   Retail sales of records, books, & videos
================================================================================

Source: Sacramento Business Journal; February 10, 1997

DEMOGRAPHIC ANALYSIS

o The City of Sacramento had a population of 384,800 as of January 1, 1997, an increase of 0.13 percent over the January 1, 1996 population (384,300).

o The 1996 population within Sacramento County was 1,123,400, showing a 0.74 percent increase over the January 1996 county population.

o The California Department of Finance projects that the Sacramento MSA's population will increase 29.5 percent from 1990 to 2000, with an absolute population increase of approximately 400,000 persons.

================================================================================

                                                               REGIONAL ANALYSIS
================================================================================

o Historic and projected population trends for the Sacramento MSA, Sacramento County and the City of Sacramento are indicated in the following chart.

=========================================================================================
             |         City            |                         |
             |     of Sacramento       |     Sacramento County   |     Sacramento MSA
             |-------------------------|-------------------------|-----------------------
             |            |  % Annual  |             | % Annual  |            | % Annual
Year         | Population |  Increase* |  Population | Increase* | Population | Increase*
=============|============|============|=============|===========|============|==========
1960         |   191,667  |      --    |     510,300 |     --    |    654,893 |     --
1970         |   257,105  |     3.0    |     634,373 |    2.2    |    847,626 |    2.6
1980         |   275,741  |     0.7    |     783,381 |    2.1    |  1,099,814 |    2.6
1990         |   369,365  |     3.0    |   1,041,219 |    2.9    |  1,481,102 |    3.0
1996         |   384,800  |     0.7    |   1,123,400 |    1.3    |  1,626,400 |    1.6
2000 (Proj.) |   432,608  |     3.0    |   1,218,457 |    2.0    |  1,608,917 |    N/A
=========================================================================================

*  Compound Annual Percentage Increase

   Source: Employment Development Department (EDD), Sacramento County,
           May, 1997.

   Demographic Research Unit, State Department of Finance, February 1997.


o    Future population growth within the region is projected at between 2.0 and
     3.0 percent per year, compounded, over the next four years. This is relatively moderated growth compared to historic population growth rates.

CONCLUSION

     The Sacramento Metropolitan Area over the past several years has felt the compounded effects of California's recession and military base closures. However, indicators show that the region's economy is recovering with strong gains in employment. The government jobs lost as a result of the closure of three military bases in the region are slowly being replaced by manufacturing and service positions in the private sector. The population of the region is projected to continue growing at moderate rates through the end of the decade.

================================================================================

                                                               REGIONAL ANALYSIS
================================================================================









                    [GRAPHICAL REPRESENTATION OF NEIGHBORHOOD
                              MAP OF SUBJECT AREA]









================================================================================

                                                           NEIGHBORHOOD ANALYSIS
================================================================================

LOCATION

o The subject property is located in the Downtown area of the City of Sacramento, Sacramento County, California. The downtown district is located near the northwestern edge of the city limits.

o The boundaries of the neighborhood are delineated as the American River to the north; Business Interstate 80 to the east and south; and the Sacramento River to the west.

ACCESS

o Access to the district is considered well provided for via both public and private transportation modes. Two major regional freeways border the district which provide access to all areas of the metropolitan area and state.

o Public transportation available in the district include the Sacramento Light Rail Transit, Sacramento Regional buses, Greyhound bus lines, as well as Amtrak whose Sacramento station is located near the north end of the neighborhood.

o Major arterials serving the neighborhood include Interstate 5 and Interstate Business 80 which provide access to areas north and south (Interstate 5), and east and west (Business 80) of the neighborhood. In addition, U.S. Highway 50 and State Highway 99 merge with Interstate 80 at the southeastern edge of the neighborhood. The district is also served by a good system of paved surface streets which are either two or three-lanes in width.

o At this time, no changes in the existing transit and road systems are planned or under construction.

NEIGHBORHOOD CHARACTERISTICS

o The district contains the original city limits of Sacramento, dating back to when the city took shape in the 1850's along the banks of the American and Sacramento Rivers. Later, Sacramento was chosen as the State's seat of government, and the State Capital building was constructed in the heart of the district. Today, much of the existing office space in the downtown Sacramento is occupied by state agencies and the area still serves as a major commerce center for the region.

o Since the district was originally built up over 100 years ago, the district has matured and is nearly 100% built-up.

o Generally, the existing improvements in the neighborhood run the gamut from mid-rise, Class A office buildings, to historical homes. The following is a more distinct breakdown of the types of improvements.

     o Approximately 50% of existing construction is commercial in nature. This includes newer, Class A office buildings (some with ground floor retail), multi-story hotels, numerous public facilities, stores, restaurants, and various other commercial structures which are typically found in an urban area. They range in age from nearly new to over 100 years old, in some cases.

     o Approximately 10% percent of the sites in the area are improved with light industrial uses. These are typically single-story, concrete structures which range in age from 20 to 50 years old.

================================================================================

                                                           NEIGHBORHOOD ANALYSIS
================================================================================

     o The balance is residential development composed of both single and multi-family structures which range in age from historical buildings to constructed within the last 10 years. Most residential construction is wood frame with wood or stucco exteriors and two-stories in height.

o As discussed above, the major influence for the downtown area is the existence of the California State Capital building and State offices. Additionally, Sacramento County and the City of Sacramento have their main offices in the downtown area. Tourism is another major influence in the area with the Old Sacramento State Historic Park and Sutter's Fort State Historic Park located in the area. Sacramento's Community Center, and the Memorial Auditorium are also situated here.

o Overall, the downtown district is in a revitalization mode following numerous years of decline. Over the past 10 years, several new prestigious office buildings have been completed in the area. The completion of the light rail line through downtown made it a more desirable area for companies to locate since it is easier for employees to travel into downtown. Also, the completion of the rehabilitation of the K Street Shopping Mall has helped to attract more shoppers to the area after business hours.

NEARBY AND ADJACENT USES

o The subject is bounded by high-rise, Class A buildings to the north and east. To the north is the State Attorney General's Building and to the east is 1325 J Street, which serves as the California headquarters for the Army Corp of Engineers and the General Services Administration.

o The newly remodeled Convention Center is located directly across the street from the subject property.

o    The State Capitol is four blocks south of the subject.

o The recently renovated K Street Mall, an outdoor plaza, is one block west of the subject.

SPECIAL HAZARDS OR ADVERSE INFLUENCES

o The neighborhood abuts the Sacramento and American Rivers, thus is located within a 100-year flood plane. However, the Army Corp of Engineers is in the process of completing projects which would alleviate any future flooding hazards.

PLANNED IMPROVEMENTS/DEMOLITION

o Currently, there are a total of 730,000 square feet of office space under construction in the downtown area. This is comprised of the 600,000 square foot Federal Courthouse and the 130,000 square foot County Administration Building.

CONCLUSION

o The neighborhood has reached stability and is currently in the midst of a period of revitalization as evidenced by the new construction which has been completed over the past ten years.

o Due to the amount of interest shown by investors and tenants in the downtown market the overall outlook for the area is good. The State, County, and City offices situated in the area will continue to provide a strong tenant base for offices in the area.

================================================================================

                                                           NEIGHBORHOOD ANALYSIS
================================================================================

o All of these forces, combined with recent market evidence that the office leasing market is tightening, should ensure the long-term viability of the subject property as a multi-tenant office building.

================================================================================

                                                          OFFICE MARKET ANALYSIS
================================================================================

SACRAMENTO AREA OFFICE MARKET

     The metropolitan area has approximately 34.3 million square feet of existing office space. The bulk of the office space is in downtown Sacramento (8.6 million square feet), the Highway 50 corridor (8.1 million square feet) and the Point West area (2.3 million square feet) submarkets. These three submarkets contain about 53% of the total office space in Sacramento.

     At the end of the 1st Quarter 1997, Sacramento's office space vacancy rate was 10.9 percent, which reflects a slight increase over the 10.3% recorded at the end of 1995. This increase is the result of several new build-to-suit developments that came on-line during 1996 and early 1997. The majority of these buildings were located in the I-50 Corridor and were for single tenant users.

     There is a total of 2,701,882 square feet of office space currently under construction in the Sacramento Metropolitan Area. As this space reaches the market, vacancy rates will increase, resulting in downward pressure on rental rates. As the majority of this space is outside of the subject's competitive market area, it will not directly affect the subject property.

     Total square footage, new construction, vacancy rates and net absorption levels since 1986 are shown below for the Sacramento region:

==============================================================================
                                       Regional      Occupied         Net
  YEAR         Total          New       Vacancy        Space       Absorption
              Sq. Ft.       Constr.      Rate        (Sq. Ft.)     (Sq. Ft.)
==============================================================================
  1986       20,599,874          --        23.1%     15,837,183          --
------------------------------------------------------------------------------
  1987       23,835,038     3,235,164      20.2%     19,032,278     3,195,095
------------------------------------------------------------------------------
  1988       25,867,077     2,032,039      17.1%     21,438,633     2,406,355
------------------------------------------------------------------------------
  1989       28,842,168     2,975,091      18.5%     23,509,251     2,070,618
------------------------------------------------------------------------------
  1990       30,043,835     1,201,667      13.3%     26,035,987     2,526,736
------------------------------------------------------------------------------
  1991       31,491,412     1,447,577      13.6%     27,206,584     1,170,597
------------------------------------------------------------------------------
  1992       33,270,536     1,779,124      16.8%     27,676,677       470,093
------------------------------------------------------------------------------
  1993       33,448,309       177,773      16.0%     28,098,392       421,715
------------------------------------------------------------------------------
  1994       33,513,723       135,035      13.0%     29,156,939     1,062,568
------------------------------------------------------------------------------
  1995       33,636,714       311,418      10.3%     30,172,132     1,053,918
------------------------------------------------------------------------------
  1996       34,027,556     2,206,518      12.4%     29,812,893       355,211
------------------------------------------------------------------------------
1st Qtr 97   34,310,953     2,701,882      10.9%     30,585,432       442,407
==============================================================================

SOURCE: CB Commercial, Grubb & Ellis and Cushman & Wakefield

     As the statistics in the table indicate, the Sacramento region has seen a steady amount of growth in office space over the past several years. The market continued to grow throughout

================================================================================

                                                          OFFICE MARKET ANALYSIS
================================================================================

1992 and 1993 but the effects of the national recession and the state's economic problems slowed demand for office space.

     Approximately 1.8 million square feet of office space came on line in 1992 and an additional 177,773 square feet was added in 1993 (2.0 million square feet combined in 1992-93) but net absorption of office space only totaled approximately 900,000 square feet over that same period (470,093 square feet in 1992 and 421,715 in 1993). This net absorption level is down from approximately
1.2 million square feet in 1991 and 2 million square feet or more in the previous four years. This accounts for the jump in the overall vacancy level from 13.6% at year-end 1991 to 16.0% at year-end 1993.

     With the easing of the recession in 1994 and the much slower pace of construction at that time, net absorption increased by 152% from the prior year. As a result, overall vacancy declined to 13.0%. Net absorption in 1995 was again over 1 million square feet, thus reducing overall vacancy to 10.3%. In 1996 net absorption was reported at 355,211 square feet, the lowest amount in several years. The vacancy rate in 1996 rose to a high of 13.2% in the third quarter but finished the year at 12.4%.


DOWNTOWN OFFICE MARKET

     The subject property is located in the Downtown submarket, the largest office submarket in the Sacramento region. This submarket consists of low- to high-rise, Class A and B buildings. The majority of the tenants in this submarket are state and federal government offices or related tenants.

     Investor demand for office product in the downtown market is focused primarily on Class A buildings with solid tenant bases. Most government agency leases include escape clauses, and investors assign greater risk to these leases. Class B buildings have not yet drawn the investment activity currently associated with the top tier buidings. However, market particpants expect competition among investors to push demand into the Class B product.

     VACANCY RATES AND NET ABSORPTION

     Office inventory in the Downtown submarket as of the first quarter 1997 was 8,586,967 square feet, located in 134 buildings. As of the first quarter 1997 survey, there was 853,647 square feet of vacant space, indicating a vacancy rate for the submarket of 9.94 percent. Net absorption for this submarket was 118,971 square feet during the first quarter, indicating an annual absorption rate of 475,884 square feet. Based on the current absorption rate, the downtown market has a 1.8 year supply of office space.

     Government tenants drive construction in this submarket by commissioning build-to-suit Class A office buildings. These government entities typically consolidate as they relocate from various secondary buildings. While speculative development of office buildings is not common in this market, government agencies will often commission buildings in soft markets. Further exacerbating this facet of the market is the practice among local developers to build excess capacity into government commissioned projects and "backfilling" with other tenants. These factors tend to have a negative impact on the Class B buildings.

================================================================================

                                                          OFFICE MARKET ANALYSIS
================================================================================

     CLASS B SUBMARKET

     The downtown market has a significant inventory of Class B buildings. Brokers report that there are currently over 60 Class B buildings competing for tenants in the downtown market. Many of these buildings are occupied at least partially by government agencies.

     The State Government has stated that it wants to consolidate operations into centrally located facilities. This relocation from various outlying locations into the CBD area is expected to take from 5 to 7 years which is longer than the current administration will be in office. While actual relocations have been limited, investors perceive higher roll-over risk with government tenancies in Class B buildings. This roll-over risk is increased because most government leases have early out clauses after a space has been occupied for a specific time, usually two years.

     If the consolidation of state agencies occurs, the net effect will be to increase demand for large blocks of space with increased vacancies in the smaller blocks of space. This space would increase the already large inventory of space in the 1,000 to 10,000 SF range. As there are few remaining large blocks of space on the market, new development will occur to meet government demand.

     NEW CONSTRUCTION

     As stated in the Neighborhood Analysis, there is 730,000 square feet of new construction in this submarket. This is contained entirely in two government buildings; the 600,000 square foot Federal Courthouse and the 130,000 square foot County Administration building. The most recently completed government office in the downtown area was the Attorney's General office building in 1995. Developer's in the Sacramento area are actively competing for future government build-to-suit contracts. The most recently awarded project is the California Environmental Protection Agency's 25-year lease for a new 15 to 25-story highrise that will be developed by Thomas Development Partners. Construction will commence during the latter-half of 1998.

     RENTAL RATES

     Rents are generally quoted on a fully-serviced basis where tenants reimburse the landlord for their pro-rata share of increases in the operating expenses over the base lease year, in addition to the rent. As of the first quarter of 1997, asking monthly rental rates ranged from a low of $1.25 to a high of $2.55 per square foot per month. This range is the highest in all of the region's submarkets.

     Based on our most recent market rent survey, discussed in detail in the Income Capitalization Approach, asking rental rates for Class B buildings in the subject submarket typically range from $1.25 to $1.65 per square foot per month. Class A buildings are achieving rental rates from $1.75 to $2.55 per square foot, per month. Brokers interviewed agree that rental rates for Class A buildings have stabilized and are expected to rise next year. Rental rates for Class B space, however, are not expected to until 1998.

================================================================================

                                                          OFFICE MARKET ANALYSIS
================================================================================

     Currently, little free rent is being given in Class A buildings and leases generally include fixed rent steps or periodic CPI adjustments. Class B leases reflect on average one months free rent on a three year lease, with up to one month per year of a five year lease.

     INVESTMENT CLIMATE

     Market particapants report increased activity among pension funds and REITS in the Sacramento region as it is still perceived as a buyer's market. Demand from REIT's for large blocks of investment grade real estate is reportedly very high. This is reflected in Prentiss Properties recent purchase of six office buildings and 11-acres of land in the South Natomas submarket. The total price was reported at $81.7 million, and included all capital costs expected in the first year of the holding period. The buildings comprise 564,606 square feet in two Class A and four Class-B buildings. The transaction closed in the first quarter of 1997 and was the second largest transaction in the region's history. The scale of this purchase has enabled Prentiss to leverage their property management and leasing functions. Other REIT's are reportedly interested in establishing a presence in the Sacramento market and are actively seeking portfolios of investment grade real estate.

     The current listing of 925 L Street is another indication of the investment climate in Sacramento. The listing broker reported that competition from buyers resulted in a contract price that was reported to be very close to the asking price, albeit 13% lower than the 1992 sales price. While this Class A- building has an excellent location, investor concerns over roll-over risk and the age of the mechanical systems resulting in a going-in capitalization rate above 9.5 percent.

     Brokers report that investors continue to analyze property based on the existing tenancy and current income with little or no premium for potential upside in the market. Government tenants that could relocate as part of the state's consolidation mandate are perceived as high-roll-over risks and investors are requiring higher rates of return on income associated with these tenants.

     The Bay Area office markets to the west have experienced significant rent spikes and there is the perception among investors that there could be upside in Sacramento's Class A product.

CONCLUSIONS

     The subject property is located in the downtown submarket of the Sacramento metropolitan office market. This is the region's primary submarket and serves the State, County and City governments. These tenants have a significant impact on the market and exacerbate market forces, particularly in Class B buildings.

     The Class B segment of this market has a large inventory of available space in the 1,000 to 10,000 square foot range. If the mandated consolidation of State agencies does occur it could add to this inventory.

     Competition for tenants among Class B buildings is expected to remain intense for the foreseeable future. This segment of the submarket continues to utilize leasing concessions to

================================================================================

                                                          OFFICE MARKET ANALYSIS
================================================================================

attract tenants. Currently, landlords are offering free rent of one month on three year leases and three months free rent for five year leases.

     Investors are active in the Sacramento region which is currently viewed as a buyer's market. Purchases are analyzed based on existing income with higher risk associated with government tenants that are candidates for consolidation. The subject property currently leases 14,674 square feet to two state tenants which are potential candidate for relocation if the mandate to consolidate State Agencies is carried out.


MARKETING TIME

     Based on the comparable sales used in this analysis, and our conversations with brokers active in the subject market, it is our opinion that the subject property would sell within a 12-month period if actively marketed for sale.

     The Appraisal Standards Board of the Appraisal Foundation defines exposure time as, "the estimated length of time that the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market." Based on historical market conditions and the sales analyzed above, we estimated the exposure time for the subject property to be roughly equal to the marketing time previously stated at 12 months.

================================================================================

                                                            PROPERTY DESCRIPTION
================================================================================

SITE DESCRIPTION

Location:                        1303 J Street

                                 Sacramento, Sacramento County, California

Shape:                           Rectangular

Land Area:                       0.29 acres

Frontage/Terrain:                80 feet on J Street and 160 feet on
                                 13th Street.

Street Improvements:             13th and J Streets are fully improved
                                 thoroughfares, with concrete sidewalks, curbs, gutters and street lights. The intersection of these two streets is signalized.

Soil Conditions:                 We did not receive nor review a soil report.
                                 However, we assume that the soil's load-bearing capacity is sufficient to support the existing structure. We did not observe any evidence to the contrary during our physical inspection of the property. The tract's drainage appears to be adequate.

Utilities
   Water:                        City of Sacramento
   Sewer:                        City of Sacramento
   Electricity:                  Pacific Gas & Electric
   Gas:                          Pacific Gas & Electric
   Telephone                     Pacific Bell

Access: The subject property has good access to the region's primary transportation corridors.

Land Use Restrictions:           We were not given a title report to review.
                                 We do not know of any easements, encroachments, or restrictions that would adversely affect the site's use. However, we recommend a title search to determine whether any adverse conditions exist.

Flood Hazard:                    The entire downtown Sacramento area is
                                 protected from flooding by a series of levees.
                                 According to Community Panel No. 060266-0025E,
                                 National Flood Insurance Rate Map, effective
                                 November 15, 1989, the subject property is in Flood Hazard Zone A99 and, therefore, does require flood hazard insurance.

Wetlands:                        We were not given a Wetlands survey. If
                                 subsequent engineering data reveal the presence of regulated wetlands, it could materially affect property value. We

================================================================================

                                                            PROPERTY DESCRIPTION
================================================================================

                                 recommend a wetlands survey by a competent engineering firm.

Seismic Hazard                   The site is not located in a Special Study Zone
                                 as established by the Alquist-Priolo Geological
                                 Hazards Act.

Site Improvements:               The site is improved with concrete sidewalks
                                 and perimter landscaping.

Parking: 23 parking spaces located in a ground floor garage.

Hazardous Substances:            We observed no evidence of toxic or hazardous
                                 substances during our inspection of the site.
                                 However, we are not trained to perform
                                 technical environmental inspections and
                                 recommend the services of a professional engineer for this purpose.

Comments:                        The site is typical of most commercial sites in
                                 the area, with good visibility and access.

IMPROVEMENTS DESCRIPTION

     The improvements consist of a 6-story Class B office building containing a total rentable area of 71,226 square feet. The reinforced concrete structure was completed in 1981 and is in good condition for its age. The following description of improvements is based upon our physical inspection of the improvements along with our discussions with the building manager.

General Description
   Year Built:                   1981

   Number of Floors:             7

   Net Rentable Area:            71,226 square feet

   Usable Area:                  63,560.

   Common Area Factor:           12%

   Typical Floor Plate:          10,000 square feet

   Parking                       23 spaces located in the ground floor garage.

Construction Detail:
   Foundation:                   Concrete: unknown structural design.

   Framing: Structural steel framing with pre-cast concrete panels at the exterior walls.

================================================================================

                                                            PROPERTY DESCRIPTION
================================================================================

   Floors:                       Concrete over steel.

   Exterior Walls:               Pre-cast concrete panels and glass.

   Roof Cover:                   Built-up: assumed adequate.

   Windows:                      Anodized aluminum frames.

   Pedestrian Doors:             Single light commercial entry doors.

   Loading Doors                 N/A

Mechanical Detail
   Heating and Cooling:          Heating is provided from a hot water boiler
                                 and colling is provided from refrigeration compressors. There is one source for all tenants except when tenants have separate systems for computer rooms.

   Plumbing:                     Assumed adequate.

   Electrical Service:           Assumed adequate.

   Elevator Service:             Two electric powered, overhead traction
                                 elevators.

   Fire Protection:              The building is not sprinklered and there are
                                 no pull stations.

   Security:                     There is a swipe card access system.

Interior Detail
   Layout: The building has a central core design with floorplates designed for multi-tenant use. The building design can also accomodate full floor users.

   Floor Covering:               Carpet, vinyl tile and hardwood.

   Walls:                        Painted drywall and wallpaper.

   Ceilings:                     Drop ceilings in most areas; although the
                                 6th floor has drywall ceilings.

   Lighting:                     Recessed flourescent lighting.

   Restrooms:                    Two restrooms on each floor with tile flooring
                                 and wainscoting.

================================================================================

                                                            PROPERTY DESCRIPTION
================================================================================

Site Improvements

   On-Site Landscaping:          Minimal perimeter landscaping.

   Other:                        Concrete and tile sidewalk at entry.

   Condition:                    The improvements were in average condition
                                 overall for their age.

Americans With
Disabilities Act:                The Americans With Disabilities Act (ADA)
                                 became effective January 26, 1992. We have not made, nor are we qualified by training to make, a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey and a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requir could have a negative effect upon the value of the property. Since we have not been provided with the results of a survey, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

Hazardous Substances:            We are not aware of any potentially hazardous
                                 materials (such as formaldehyde foam
                                 insulation, asbestos insulation, radon gas emitting materials, or other potentially hazardous materials) which may have been used in the construction of the improvements.
                                 However, we are not qualified to detect such materials and urge the client to employ an expert in the field to determine if such hazardous materials are thought to exist.

Design Features and
Functionality:                   The building's design is suitable for
                                 multi-tenant occupancy and the floorplates lend themselves to full-floor users. The 6th floor is built-out with executive suites but is currently vacant.

Physical Condition:              The subject property is considered a Class B
                                 building in its competitive submarket. It compares favorably in terms of age and condition to other Class B product in the area.

                                 We did not inspect the roof of the building or make a detailed inspection of the mechanical systems. The appraisers, however, are not qualified to render an opinion as to the adequacy or condition of these

================================================================================

                                                            PROPERTY DESCRIPTION
================================================================================

                                 components. The client is urged to retain an expert in this field if detailed information is needed about the adequacy and condition of mechanical systems.

================================================================================

                                             REAL PROPERTY TAXES AND ASSESSMENTS
================================================================================

     The building is subject to the taxing jurisdiction of the City of Sacramento and the County of Sacramento County. The assessors' parcel identification number is 006-0054-024.


           =======================================================
            Assessed Values
                  Land                                 $  986,036
                  Improvements                         $6,888,178
                                                       ----------
            Total Market Value                         $7,874,214
            Tax Rate                                      1.0204%
                                                       ----------
            Total Assessment                           $80,348.48
            Direct Assessments                         $ 5,756.84
                                                       ----------
            Total Taxes and Assessments                $86,105.32
           =======================================================


o Cushman and Wakefield assumes that all taxes are current. When the subject is sold, a reassessment at the sales price will most likely occur, with tax increases limited to 2% annually thereafter until the property is sold again. The consequences of this reassessment have been considered in the appropriate valuation sections.

================================================================================

                                                                          ZONING
================================================================================

     The subject is zoned C-3, General Commercial, under the City of Sacramento's zoning ordinance. The principal purpose of this zoning district is to provide for general commercial uses. Most retail uses are allowed in this district as well as office uses.

     We are not experts in the interpretation of complex zoning ordinances, but based on the available information, the existing improvements comply with the constraints imposed by the city's zoning ordinance.

     To the best of our knowledge, there are no known deed restrictions which would further limit the use of the subject property. However, this statement should not be taken as a guarantee or warranty that no such restrictions exist. Deed restrictions are a legal matter and only a title examination by an attorney would normally uncover such restrictive covenants. Thus, an updated title search of the subject property is recommended to determine the existence of such restrictions.

================================================================================

                                                            HIGHEST AND BEST USE
================================================================================

HIGHEST AND BEST USE OF SITE AS THOUGH VACANT

     According to the Dictionary of Real Estate Appraisal, Third Edition (1993), a publication of the Appraisal Institute, the highest and best use of the site as though vacant is defined as:

     Among all reasonable, alternative uses, the use that yields the highest present land value, after payments are made for labor, capital, and coordination. The use of a property based on the assumption that the parcel of land is vacant or can be made vacant by demolishing any improvements.

     Overall, it is our opinion that the ultimate highest and best use of the subject site is for development of a multi-tenant office use. However, it is our opinion that based upon the current market conditions, the financial feasibility of a speculative office development would be questionable. The maximally profitable use for the subject site would be resale to either a developer or user. Thus, it is our opinion that the current highest and best use of the subject site, as if vacant, is for eventual development of a build-to-suit office building when market conditions and/or demand warrants.


HIGHEST AND BEST USE OF PROPERTY AS IMPROVED

     According to the Dictionary of Real Estate Appraisal, highest and best use of the property as improved is defined as:

     The use that should be made of a property as it exists. An existing property should be renovated or retained as is so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

     As noted earlier, the subject site is zoned C-3, General Commercial District, and the improvements appear to conform to the underlying legal restrictions. The existing improvements are well designed for office use and have many years of remaining economic life. The improvements contribute to the overall property value and it is unlikely that a purchaser would raze the existing improvements. For these reasons, it is our opinion that the highest and best use of this site, as improved, is for continued use as a multi-tenanted office building.

================================================================================

                                                               VALUATION PROCESS
================================================================================

     In this appraisal we considered the Cost Approach, the Sales Comparison Approach and the Income Approach. The Cost Approach was considered but not utilized in this appraisal due to the substantial level of economic obsolescence associated with the current market conditions and a lack of comparable land sales. Also limiting the reliability of the Cost Approach is the subjectiveness of estimating the subject's physical depreciation. Finally, investors in Class B buildings such as the subject are not utilizing the Cost Approach in their purchase decisions. Rather, market participants are basing valuations on existing income and testing the reasonableness of these conclusions based on comparative sales. Therefore, we have utilized the Sales Comparison Approach and the Income Approach in this appraisal.

     In the Sales Comparison Approach, we performed the following steps:

     o    Searched the market for recent sales.

     o    Analyzed those sales on the basis of the sales price per square foot.

     o Correlated the various value indications into a point value estimate from within the range.

     In developing the Income Approach we:

     o Studied rents in effect in this and competing buildings to estimate potential rental income at market levels.

     o    Estimated income from sources other than office rentals.

     o Studied the recent history of operating expenses at this and competing buildings to estimate an appropriate level of stabilized expenses and reserves for replacement.

     o Estimated net operating income by subtracting stabilized expenses from potential gross income.

     o Capitalized stabilized net operating income into an indication of capital value.

================================================================================

                                                       SALES COMPARISON APPROACH
================================================================================

METHODOLOGY

     In the Sales Comparison Approach, we estimated value by comparing this property with similar, recently sold properties in the surrounding or competing area. Inherent in this approach is the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

     By analyzing sales that qualify as arms-length transactions between willing and knowledgeable buyers and sellers, we can identify value and price trends. The basic steps of this approach are:

     1. research recent, relevant property sales and current offerings throughout the competitive area;

     2. select and analyze properties that are similar to the property appraised, considering changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional, or locational factors;

     3. identify sales that include favorable financing and calculate the cash equivalent price;

     4. reduce the sale prices to a common unit of comparison such as price per square foot of net rentable area, effective gross income multiplier, and overall capitalization rate;

     5. make appropriate comparative adjustments to the prices of the comparable properties to relate them to the property being appraised; and

     6.   interpret the adjusted sales data and draw a logical value conclusion.

     The most widely-used and market-oriented unit of comparison for properties such as the subject is the sales price per net rentable square foot. All comparable sales were analyzed on this basis. We present on the following page a summary of the improved properties that we compared with the subject property, and a map showing their locations. Detail sheets describing these sales can be found in the Addenda.

================================================================================

                                                       SALES COMPARISON APPROACH
================================================================================










                     [GRAPHICAL REPRESENTATION OF COMPARABLE
                           SALES MAP OF SUBJECT AREA]









================================================================================

                                                       SALES COMPARISON APPROACH
================================================================================

====================================================================================================================================
                                                    OFFICE BUILDING SALES SUMMARY
====================================================================================================================================
                                            Number      Net      Land                 Cash         Sale      Expense     Overall
Sale                        Sale    Year     of      Rentable    Area     Percent   Equivalent    Price Per   Ratio   Capitalization
No.    Name/Location        Date    Built  Stories   Area (SF)  (Acres)  Occupied   Sale Price    SF (NRA)    (EGI)        Rate
====================================================================================================================================

I-1  Capitol Place         Jan-93   1976     13       151,440     0.48      96%    $26,675,000    $176.14       27%       10.60%
     915 L Street
     Sacramento, CA

I-2  Christofer Centre     Nov-95   1985      5        72,900     1.25      70%     $6,500,000     $89.16       N/A          N/A
     1000 G Street
     Sacramento, CA

I-3  Sacramento Corporate
       Center              May-96   1983      6       177,991     2.27      96%    $23,200,000    $130.34       33%       11.12%
     501 J Street
     Sacramento, CA

I-4  900 8th Street        Nov-96   1959      3        68,819     1.18       0%     $7,300,000    $106.08       N/A          N/A
     Sacramento, CA

I-5  925 L Street          Listing  1973     13       165,919     0.35      84%    $26,000,000    $156.70       36%        9.48%
     Sacramento, CA                              Adjusted for TI & Capital Costs:  $26,900,000    $162.13                  9.17%

====================================================================================================================================

                                                       SALES COMPARISON APPROACH
================================================================================

ANALYSIS OF SALES PRICE PER SQUARE FOOT

     The five comparables summarized on the previous page reflect the most relevant transactions in the downtown area. Although three of the sales represent Class A office buildings, these properties were considered competitive with the subject on an investment basis. Thus, we included them in our analysis. The following is a discussion of the comparables and adjustments made to each.

     Comparable I-1 is the sale of the Capitol Place office building located at 915 L Street. This 13-story, Class A-building was originally constructed in 1976, and contains a total building area of 151,440 square feet of rentable area. The building sold in January, 1993, for a total price of $26,675,000. The terms of sale were all cash to the seller. It was leased to stabilized occupancy as of the date of sale. The major tenant in the structure was the State of California which leased 76,000 square feet. This lease was at $1.90 per square foot, fully serviced and had another ten years remaining on the term. The remaining space was leased to 26 tenants at an average monthly rental rate of $2.20 per square foot fully serviced. The sale price equated to a unit price of $176.14 per rentable square foot.

     This property is located across the street from the State Capital and adjacent to the high-rise downtown parking garage building. A downward adjustment for location is required for comparison to the subject property. The overall quality and condition of the improvements are considered superior to the subject property and require downward adjustments.

     The market for office properties in Sacramento declined after this sale occurred but has recently shown signs of improvement. Overall, an upward adjustment for market conditions is warranted, as investors are more optimistic toward the Sacramento office market now than they were when this sale occured.

     This building was leased to stabilized occupancy with approximately half the space leased on a long-term basis to the State of California. The stability of the income flow for this property is reflected in the higher price paid for the property. A downward adjustment is warranted for the superior economic characteristics of this comparable. Due to the superior location, condition, and quality as well as the strength of this comparable's tenancy and economic characteristics, this comparable required significant downward adjustment.

     Comparable I-2 is the sale of the Cristofer Building at 1000 G Street, approximately four blocks northwest of the subject property. This transaction involved the REO sale of a 5-story Class B office building and a 3-story parking garage. The improvements were built in 1985 and were in average condition at the time of sale. The office building contains 72,900 square feet of net rentable area and the parking garage has 222 parking spaces. The transaction closed in November 1995, and the sale price was $6,500,000. The terms of sale were all cash to the seller. The price equated to a unit price of $89.16 per square foot of rentable area.

     An upward adjustment is warranted for the condition of this sale as it was an REO transaction. The office leasing market has improved since this sale closed, thus an upward adjustment for date of sale was made. The property is located in close proximity to the County Courthouse which is considered a superior office location relative to the subject. Thus, a downward adjustment was made for location. The physical characteristics of the improvements

================================================================================

                                                       SALES COMPARISON APPROACH
================================================================================

were rated superior to the subject property, requiring a downward adjustment. The economic characteristics of this building, with a 30% vacancy factor, are considered similar to the subject property. Finally, the number of parking spaces at this property is superior to the subject's and a downward adjustment is necessary. Overall, a downward adjustment is warranted and we would expect the subject to achieve a price per square foot lower than that indicated by this comparable.

     Comparable I-3 is the May 1996 sale of the Sacramento Corporate Center, a 6-story, Class A- office building located at 501 J Street in downtown. This property sold for $23,200,000 or $130.34 per square foot. The terms of sale were all cash to the seller. The improvements contain a total rentable area of 177,991 square feet and were built in 1983. The property also has 520 parking spaces. At the time of sale the property was leased to stabilized occupancy and nearly 63% of the building was leased to various State agencies.

     No adjustment is required for financing, conditions of sale or market conditions. The location of this sale, however, is rated superior to the subject property's, requiring a downward adjustment. The quality and condition of this comparable are also superior to the subject's, warranting additional downward adjustments. Downward adjustments were also warranted for the superior economic characteristics of this comparable and its greater number of parking spaces. Overall, a downward adjustment was made to the comparable.

     Comparable I-4 is the November, 1996, sale of 900 8th Street, a 68,819 square foot Class B building in downtown with 70 parking spaces. This three-story building was vacant at the time of sale and was purchased by the County of Sacramento for conversion to a new police headquarters. The improvements were originally constructed in 1959 as a bank branch. The buyer paid $7,300,000 which equates to a unit value of $106.08 per square foot of building area. The terms were all cash to the seller.

     No adjustment is necessary for financing, conditions of sale or market conditions. This property is considered similar to the subject in terms of locational factors. This sale reflects demand in the downtown market for large blocks of contiguous space, which the subject does not currently have warranting a downward adjustment. Although this comparable was vacant at the time of sale no adjustment for occupancy is considered necessary due to the motivations of this buyer and the special purpose of the building. This comparable was inferior to the subject at the time of sale, in terms of physical characteristics, warranting an upward adjustment. A downward adjustment is warranted for the higher parking ratio at this building. Overall, a downward adjustment was made to the comparable.

     Comparable I-5 is 925 L Street, a 13-story, Class A-building located across the street from the State Capital and adjacent to the high-rise downtown parking garage. The property is currently listed for sale at $26,000,000 or $156.70 per square foot of rentable area. The building is currently 84.15% occupied and the listing broker estimates stabilized occupancy will be achieved within 6 months. The building recently underwent a $1.5 million renovation and is wire-linked to all the departments in the State Capitol Building. The asking price reflects an overall rate of 9.48% based on a 92% occupancy level. The listing broker reported that approximately $900,000 in capital and tenant improvements would be required in the first year

================================================================================

                                                       SALES COMPARISON APPROACH
================================================================================

of the holding period. The resulting cost to the buyer is $26,900,000 which equates to an overall rate of 9.17% after accounting for these added costs.

     This comparable requires a downward adjustment for condition of sale in order to reflect its listing status. No adjustment is necessary for financing or market conditions. A downward adjustment is warranted for this comparable's superior location. Also requiring downward adjustment are the superior physical and economice characteristics of this property. Overall, this comparable requires a significant downward adjustment for comparison to the subject property.

     The following table summarizes the overall comparability of the sales to the subject property.

================================================================================
                           IMPROVED SALES COMPARABLES
================================================================================
                                             Sale                     Indicated
Sale                            Rentable     Price     Occupancy at    Overall
No.      Property Name          Area (SF)    Per SF    Time of Sale   Adjustment
================================================================================
I-1   Capitol Place              151,440     $176.14        96%        Downward
I-2   Christofer Centre           72,900     $ 89.16        70%        Downward
I-3   Sacramento Corp. Center    177,991     $130.34        96%        Downward
I-4   900 8th Street              68,819     $106.08        0%         Downward
I-5   925 L Street               165,919     $156.70        84%        Downward
================================================================================

     A degree of subjectivity is involved in these adjustments as insufficient market data were available to perform a paired sales analysis. However, the adjustments do illustrate our thought processes in comparing one transaction with another.

SUMMARY AND CONCLUSION

     Before adjustment, the comparables range from $89.16 to $176.14 on a price per square foot basis. Most consideration is given to Comparable No. 2 with secondary consideration given to Comparable No. 4. Comparable Nos. 1, 3 and 5 are Class A-buildings and are given least consideration. The preceding analysis determined that the subject would achieve a price per unit lower than that indicated by Comparable No. 2 and well below that indicated by Comparable No. 4. These sales represent the low end of the value range; which is considered appropriate for the subject property, given the fact that other three comparables were Class A-buildings. Overall, we would expect the subject to realize a unit price ranging between $85 and $90 per square foot. The resulting value indications for the subject property, after rounding, are presented in the following table.

================================================================================
                                                          Low           High
================================================================================
 Value Indicated on Basis of Price Per Square Foot     $6,050,000    $6,410,000
================================================================================

     There has been limited sales activity of buildings directly comparable to the subject property. This weakens the reliability of this approach and the data available is not considered

================================================================================

                                                       SALES COMPARISON APPROACH
================================================================================

adequate to derive a single value point for the subject property. Investors in this market are not relying on the Sales Comparison Approach as a basis for purchase decisions. Rather, they are analyzing buildings based on existing tenancy and income. Therefore, we have relied upon this approach to provide a test of reasonableness for the Income Approach.

================================================================================

                                                                 INCOME APPROACH
================================================================================

METHODOLOGY

     The Income Approach is a method of converting the anticipated economic benefits of owning property into a value estimate through capitalization. The principle of "anticipation" underlies this approach in that investors recognize the relationship between an asset's income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be estimated, and the most appropriate capitalization method must be selected.

     The two most common methods of converting net income into value are direct capitalization and discounted cash flow analysis. In direct capitalization, net operating income is divided by an overall rate extracted from market sales to indicate a value. In the discounted cash flow method, anticipated future net income streams and a reversionary value are discounted to an estimate of net present value at a chosen yield rate (internal rate of return).

     In our opinion, the direct capitalization method is appropriate here as it is the method utilized most often by investors in properties such as the subject.

OCCUPANCY STATUS

     Based on the rent roll provide by the property manager, this was the property's occupancy status on the date of appraisal:

      ===============================================================
                      |                 Square Feet
                      |----------------------------------------------
      Type Space      |    Occupied   |   Vacant   |   Percent Vacant
      ================|===============|============|=================
      Office          |     54,298    |   16,928   |       23.8%
      ===============================================================

     A copy of the rent roll is provided in the addenda. Current lease rates at the subject property range from $1.22 to $1.60 per square foot per month, fully serviced. The average rental rate is $1.27 per square foot per month.

     The majority of the subject's vacant space (11,216 sf ) is located on the sixth floor. This floor was operated by the property management company as executive suites. However, it is now being marketed as traditional office space with an asking rate of $1.35 per square foot. The sixth floor has a large reception area with hardwood floors and numerous private offices, both along the perimeter of the floor and in the interior space.


ESTIMATING POTENTIAL GROSS INCOME

     Office suites in the subject's competitive market are typically leased on a full service gross basis, with the rental rate based on a per square foot per month charge. Landlords are responsible for all operating expenses in the base year while tenants pay for the increase in operating expenses in subsequent years. In order to estimate potential gross income we analyzed the subject's current contract rent and the asking rental rates at competitive buildings. Most of the subject's leases were signed over four years ago and are not considered reflective of current market conditions.

================================================================================

                                                                 INCOME APPROACH
================================================================================

     We have estimated market rental rates by examining recent leases in this building and by investigating recent rental rates in competitive buildings. The table on the following page summarizes the competitive buildings.

================================================================================

                                                                 INCOME APPROACH
================================================================================










                     [GRAPHICAL REPRESENTATION OF COMPARABLE
                          RENTALS MAP OF SUBJECT AREA]









================================================================================


====================================================================================================================================
                                              Office Building Rent Comparables Summary
====================================================================================================================================
                                                                                                            Tenant Improvement Cost
                                                                  Quoted Rental Rate                           Per Square Foot
                                   No. Of     Net                  Per Square Foot     Lease    Expense   =========================
 Rent                  Year Blt.  Floors    Rentable    Percent ===================    Term      Stop      First         Second
 No.    Name/Location    Eff.age    Load     Area (SF)   Leased   Low        High      (Years)    (SF)    Generation    Generation
 ----   -------------  ---------  -------   ----------  ------- --------   --------   --------  -------   ----------    -----------

 R-1    Executive Place   1983      3        37,500        49%    $1.35     $1.35     3-5 years Base Year  $25 on shell  $5 to $10
        777 12th Street   1983     10%
        Sacramento

 R~2    1201 J Street     1957      3        35,000        41%    $1.25     $1.30     3-5 years Base Year   N/A          $5 to $10
        Sacramento        1980     10%

 R-3    11121 Street      Unk.      3        24,900        86%    $1.25     $1.35     3-5 years  Base Year  N/A          $5 to $10
        Sacramento        1985     10%

 R-4    1527 I Street     1982      3        12,000        95%    $1.35     $1.35     3-5 years Base Year   N/A          $5 to $10
        Sacramento        1982     12%

 R-5    Trust Building    Unk.      4        30,000        36%    $1.00     $1.35     3-5 years Base Year   N/A          $5 to $10
        1020 12th Street  1980     12%

====================================================================================================================================


                                                    INCOME APPROACH
================================================================================

ANALYSIS OF MARKET COMPARISONS AND ESTIMATION OF MARKET RENT FOR THIS BUILDING

     Comparable No. 1 is the Executive Place building at 777 12th Street, located two blocks north of the subject property. The building consists of a three-story building with two levels of office space over ground level parking. The improvements were built in 1983 by the same developer that built the subject property.

     Currently, there is a full floor available at this building with 19,000 square feet of rentable area. The previous tenant improvements for this space were not marketable so the landlord took the space back to shell condition. The space being marketed at $1.35 per square foot per month, fully serviced and the landlord will build the space out with up to $25 per square foot in tenant improvements. Normal tenant improvement allowances in this market range from $5 to $10 per square foot on improved second generation space.

     This comparable is considered for its similar locational and physical characteristics. Although the landlord is offering above market TI's, it is only to bring the building up to current market standards and no adjustment is considered necessary. Overall, we would expect the subject to achieve a rental rate slightly lower than the asking rate for this building.

     Comparable No. 2 is 1201 J Street, a three-story office building with two full floors available. The asking rent ranges from $1.25 to $1.30 per square foot per month. The building was originally constructed in 1957 but due to renovation has an effective age of 17 years. The locational characteristics of this comparable are similar to the subject's but the physical charateristics of this comparable are rated inferior to the subject's, warranting an upward adjustment to the indicated rental rate. The landlord is offering minimal free rent and a tenant improvement allowance of $5 to $10 per square foot.

     This comparable is considered a good indicator of market rent for the subject property due to its similar locational characteristics. A downward adjustment is necessary to account for the free rent offered at this building. This is offset by the subject's superior physical characteristics. Overall, we would expect the subject to achieve a rental rate similar to the asking rate for this building.

     Comparable No. 3 is 1112 I Street, a three-story office building with 24,900 square feet of rentable area. This comparable is similar to the subject in regards to locational and physical characteristics. Currently, 3,500 square feet of space is available at this building on a sublease with less than two years remaining on the term. The asking rent is $1.25 per square foot per month.

     The listing broker reported that 6,000 square feet of space was recently leased at this building. The starting lease rate was $1.35 per square foot per month, fully serviced. The term was five years with annual increases of $0.10 per square foot. The landlord did not provide a tenant improvement allowance as the space had good quality tenant improvements that were in good condition. Reportedly, there was no free rent included in this lease.

     This comparable is considered for its recent leasing activity and similar locational and physical characteristics.. The sublease space requires an upward adjustment for comparison with the subject due to the limited term available. The recent lease at this building is

================================================================================

                                                    INCOME APPROACH
================================================================================
considered a strong indicator of market rent for the subject. No tenant improvement allowance was provided by the landlord but the existing improvements were of good quality and were in good condition; therefore, no adjustment is considered necessary. Overall, we would expect the subject to achieve a rental rate similar to the recently negotiated lease at this building.

     Comparable No. 4 is 1527 I Street, a three-story office building with 12,000 square feet of rentable area. Currently, there is 570 square feet of space available at this building, with an asking rent of $1.35 per square foot per month, fully serviced. The landlord is offering tenant improvement concessions of up to $10 per square foot on this space. The building was constructed in 1982 and has locational characteristics similar to the subject's. The physical characteristics of this building are rated slightly inferior to the subject's, warranting an upward adjustment to the indicated rental rate.

     This comparable is considered as an indication of market rent for smaller spaces in the competitive market. Overall, we would expect the subject to achieve a rental rate slightly lower than the asking rent from this comparable.

     Comparable No. 5 is the Trust Building, which is located at 1020 12th Street, one block west of the subject. This is an older four-story building with approximately 30,000 square feet of rentable area. There is currently 19,302 square feet of space available at this building, with asking rents ranging from $1.00 to $1.35 per square foot per month, fully serviced. The landlord is offering free rent of up to three months on a five year lease and tenant improvement allowances of up to $10 per square foot.

     This comparable is considered inferior to the subject in terms of age and condition, warranting an upward adjustment to the indicated rental rate. The locational characteristics of this comparable are considered similar to the subject's. Overall, we would expect the subject to achieve a rental rate at the high end of the range of asking rates for this building.

     RECENT LEASING ACTIVITY AT THIS BUILDING

     The most recent lease at the subject property was executed in March 1, 1997. The tenant, Integrated Communication Systems, leased 1,103 square feet on the seventh floor. The terms included one months free rent and partial rent for the first three months of the lease. The net effective lease rate was $1.27 per square foot per month over the 38 month term . The landlord provided a tenant improvement allowance of $5.00 per square foot.

     This lease is considered the best indicator of the subject's market rent, although it should be noted that this suite is on the upper floor and lower floors would most likely achieve a lower rental rate.

================================================================================

                                                    INCOME APPROACH
================================================================================

     CONCLUSION

     The subject's recent leasing activity is supported by the comparable properties. The subject's average contract rent is $1.27 per square foot which is considered generally reflective of market rent. Therefore, we have utilized the subject's contract rent in our analysis. The concluded market rent for the subject's vacant space is presented in the following table.

================================================================================
TYPE SPACE                                         Market Rent
================================================================================
Office                                            $1.25/sf/month
================================================================================


PARKING INCOME

     The subject property has 23 parking spaces which are managed by an operating company. The historical income from this source has varied from $12,588 in 1995 to $21,920 in 1996. The 1997 budget projects gross income from parking operations at $12,600. We have projected annual parking income of $24,480 based on the annualized year to date information provided by the building manager.


OTHER INCOME

     The subject property receives other income from reimbursements of operating expense escalations, common area maintenance, and miscellaneous services provided to the tenants. Based on the year to date income from these sources, we have estimated other income at $28,242.


POTENTIAL GROSS INCOME

     Based on the preceding analysis, the subject's gross potential income is calculated in the following table:

=========================================================================
Revenue Source                                   Potential Income
=========================================================================
Contract Rent                                                   $868,010
Vacant Space: 16,928 sf at $1.25/sf/month                       $253,920
Parking Income                                                   $24,480
Other Income                                                     $28,242
-------------------------------------------------------------------------
POTENTIAL GROSS INCOME                                        $1,174,652
=========================================================================


VACANCY AND COLLECTION LOSS

     Both the investor and the appraiser are primarily interested in the cash revenue that an income property is likely to produce annually over a specified period time rather than what it could produce if it were always 100 percent occupied and all the tenants were actually paying their rent in full and on time. It is normally a prudent practice to expect some income loss, either in the form of actual vacancy or in the form of turnover, non-payment, or slow payment of rent.

                                                    INCOME APPROACH
================================================================================




     We have projected a 4.0 percent vacancy factor for the subject property. This is based on a 60 percent renewal probability and 6 months downtime for space that is vacated. Additionally, a collection loss factor of 1.0 percent is being projected for all tenants.

     The subject is currently operating at a 76.2% occupancy level. This is not reflective of the buildings stabilized occupancy level. The costs associated with bringing the property to stabilized occupancy have been considered in our analysis.

OPERATING EXPENSES

     We estimated the property's annual operating expenses after reviewing its historical performance and reviewing the operating statements of similar buildings with which we are familiar. We analyzed each item of expense and estimated amounts a typical informed investor would consider normal. We also examined industry norms as reported in the Building Owners and Managers Experience Exchange Report.

     A two-year operating history for the property, a 1997 budget, and our operating expense estimate for the property are presented in the table on the following page.





================================================================================


====================================================================================================================================
                                             Operating Income and Expense Analysis
====================================================================================================================================
                                                                                                         Cushman & Wakefield
                                     Actual 1995              Actual 1996            Budget 1997           1997 Projections
                              ----------------------------------------------------------------------------------------------
                               Actual                  Actual
                               Amount      Per SF      Amount       Per SF       Amount       Per SF      Amount      Per SF
                              ----------   ------      -------      ------       ------       ------      ------      ------

REVENUE FROM OPERATIONS
  Rental Income               $1,123,983   $37.21     $1,125,954    $37.28      $1,118,383    $37.03    $1,121,930    $15.75
  Other Income                   $31,190    $0.44        $19,460     $0.27         $28,463     $0.40       $28,242     $0.40
  Parking Income                 $12,588    $0.18        $21,920     $0.31         $12,600     $0.18       $24,480     $0.34
                              ----------   ------     ----------    ------      ----------    ------    ----------    ------
Total Income                  $1,167,761   $16.40     $1,167,334    $16.39      $1,159,446    $16.28    $1,174,652    $16.49
Vacancy and Collection Loss     $335,335    $4.71       $292,060     $4.10        $194,310     $2.73       $58,733     $0.82
                              ----------   ------     ----------    ------      ----------    ------    ----------    ------
Effective Gross Income          $832,426   $11.69       $875,274    $12.29        $965,136    $13.55    $1,115,919    $15.67

OPERATING EXPENSES
  Management Fees                $28,503    $0.40        $29,873     $0.42         $31,320     $0.44       $27,898     $0.39
  Insurance                      $11,370    $0.16        $16,281     $0.23         $11,950     $0.17       $17,807     $0.25
  Taxes, Licenses & Fees         $86,797    $1.22        $77,437     $1.09         $90,863     $1.28       $68,000     $0.95
  Security, Life Safety          $20,796    $0.29         $6,449     $0.09          $7,003     $0.10        $7,000     $0.10
  Repairs & Maintenance          $25,481    $0.36        $29,204     $0.41         $22,791     $0.32       $24,929     $0.35
  Cleaning                       $45,527    $0.64        $40,087     $0.56         $45,577     $0.64       $45,577     $0.64
  Utilities                      $95,079    $1.33        $95,968     $1.35         $97,872     $1.37       $97,872     $1.37
  Administrative                 $74,752    $1.05        $52,880     $0.74         $60,688     $0.85       $61,000     $0.86
  Landscape                       $4,312    $0.06         $3,047     $0.04          $3,996     $0.06        $4,000     $0.06
  Parking                        $14,443    $0.20        $32,343     $0.45         $11,870     $0.17       $12,000     $0.17
                               ---------    -----       --------     -----        --------     -----      --------     -----
Total Operating Expenses        $407,060    $5.72       $383,569     $5.39        $383,930     $5.39      $366,082     $5.14

NET OPERATING INCOME            $425,366    $5.97       $491,705     $6.90        $581,206     $8.16      $749,837    $10.53
                                --------    -----       --------     -----        --------     -----      --------    ------
====================================================================================================================================

                                                           INCOME APPROACH
================================================================================

ANALYSIS OF OPERATING EXPENSES

     We analyzed each item of expense and estimated a level of expense we believe a typical investor in a property like this would consider reasonable. We made our estimates on a calendar year basis.

     MANAGEMENT

     Typical professional management fees in the local market range from 2.0 to
3.5 percent of effective gross income, based on data provided by property management companies active in this market. The 1997 budget estimates a management fee for the subject of 3.2 percent of effective gross income. Given the subject's age, condition and tenancy, a management fee of 2.5% is considered more reasonable and has been utilized in our analysis.

     INSURANCE

     The subject's budgeted expense for insurance is $0.17 per square foot which is lower than typical market costs. We have utilized an insurance expense of $0.25 per square foot based on expense data from other properties in this market.

     REAL ESTATE TAXES

     This expense is calculated by applying the subject's tax rate of 1.0204% to the value conclusion from the Income Approach.

     SECURITY AND LIFE SAFETY

     The life safety systems were renovated in 1995 at a cost of $20,796 or $0.30 per square foot of rentable area. The stabilized expense for this category has been projected at $7,000 based on the budgeted expense and the 1996 expense.

     REPAIRS & MAINTENANCE

     Repairs and Maintenance typically includes all payroll and payroll related items of staff employed as an operating engineers, maintenance personnel or chief engineers and/or the contract service costs for elevators, HVAC, electrical, plumbing, structural and roof, life/safety systems, and other repair and maintenance expenses. Expenses include all supplies and/or materials. The historical expense data ranges between $0.36 psf and $0.42 psf but the 1997 budget estimates $0.32 psf in Repairs and Maintenance expenses. Due to the age and condition of the improvements, we have given the 1997 budget most consideration in this analysis and have concluded at a Repairs & Maintenance expense of $0.35 psf for the first year of the holding period.

     CLEANING

     This expense typically includes all payroll and payroll related items relative to cleaning and/or the expenses of janitorial contractors, including window cleaning, trash removal, and supplies. The 1997 budget estimates cleaning expenses at $0.65 psf, a slight increase over the 1996 cleaning expense of $0.57 psf but in line with the 1995 expense of $0.65 psf. We have estimated stabilized cleaning expenses of $0.65 psf which equates to a total annual expense of $45,577.

================================================================================

                                                           INCOME APPROACH
================================================================================

     UTILITIES

     Utilities include electricity, natural gas, water, sewer, and trash removal. The subject's historical utility expenses are relatively stable, ranging from $1.33 psf in 1995 to $1.35 psf in 1996. The 1997 budget estimates utility expenses of $1.37 psf which is considered reasonable and has been relied upon in our analysis. We have estimated utility expenses at $97,872 annually or $1.37 psf.

     OFFICE AND ADMINISTRATIVE

     Administrative expenses typically include all payroll and payroll related items for all directly-employed administrative personnel such as building managers, secretaries, and bookkeepers. Leasing personnel are not included nor are the salaries or fees for off-site management firm personnel and services. Administrative expenses include legal costs pertaining to the operation of the building, such as labor disputes and contract agreements, but excluding legal costs associated with leasing, general litigation, and/or nonbuilding-related items; accounting, excluding income tax, which is not provided by off-site management such as data processing or audit costs associated with tenant expense pass-through; building office expense including rent at market (if reflected under income), telephone, supplies, furniture, temporary help, etc.

     The subject's 1997 budget is again given most consideration, as administrative expenses decreased significantly between 1995 and 1996, from $1.05 psf to $0.74 psf. We have estimated office and administrative expenses of $61,000 or $0.86 psf.

     LANDSCAPING

     The subject has limited landscaping and this expense has remained relatively stable. Therefore, we have relied upon the budget in estimating a landscaping expense of $4,000 annually.

     PARKING

     The subject's parking expense of $12,000 is based on the current contract with the parking operator.

NON-RECOVERABLE EXPENSES

     TENANT IMPROVEMENT ALLOWANCES

     Tenant improvement allowances at the competitive properties ranged from $5 to $10 per square foot in most cases. The subject is currently marketing space with a tenant improvement allowance of $5 to $10 psf. In our estimate of market rent, we concluded that a tenant improvement allowance of $5.00 psf would be necessary to attract tenants. However, the vacant space on the sixth floor, which is built out for executive suites, requires modification to a more open layout in order to be functional for a traditional office user. Many of the interior office spaces will have to be removed. The expenses associated with modifying this floor will be higher than typical because the floor has a fixed ceiling system. Based on the property

================================================================================

                                                           INCOME APPROACH
================================================================================

manager's cost estimates, we have utilized a tenant improvement allowance of $12 per square foot for this space.

     LEASING COMMISSIONS

     In the Sacramento market leasing commissions are typically 5.0% of the total lease value.

     RESERVES FOR REPLACEMENT

     Given the age and condition of the subject property, a replacement reserve of $0.15 per square foot is considered reasonable. However, the capitalization rates from the comparable sales were derived before replacement reserves. Therefore, to remain consistent, we have analyzed the subject's net operating income before deducting replacement reserves.

================================================================================

                                                           INCOME APPROACH
================================================================================

INCOME AND EXPENSE SUMMARY

     Here we present our estimate of stabilized income and expenses.

================================================================================
                          Stabilized Income and Expenses
================================================================================

        REVENUE FROM OPERATIONS
             Rental Income                           $1,121,930
             Operating Expense Recovery                 $28,242
             Parking Income                             $24,480
                                                     ----------
        Total Income                                 $1,174,652
        Vacancy and Collection Loss                     $58,733
                                                     ----------
        Effective Gross Income                       $1,115,919

        Operating Expenses

             Management Fees                            $27,898
             Insurance                                  $17,807
             Real Estate Taxes                          $68,000
             Security                                    $7,000
             Repairs and Maintenance                    $24,929
             Cleaning                                   $45,577
             Utilities                                  $97,872
             Administrative                             $61,000
             Landscape                                   $4,000
             Parking                                    $12,000
                                                     ----------
        Total Operating Expenses                       $366,082

        NET OPERATING INCOME                           $749,837

================================================================================

DIRECT CAPITALIZATION

     In the direct capitalization method, we estimated market value by dividing stabilized net operating income by an overall rate derived from our analyses of market sales and computed by dividing the net operating income from a sold property by its sale price. The overall capitalization rates derived from the improved property sales are shown below.

================================================================================

                                                           INCOME APPROACH
================================================================================
                        Summary of Capitalization Rates
================================================================================
               Sale                                 Capitalization
                No.                                     Rate
              -----                                 --------------
               I-1                                     10.60%
               I-3                                      9.38%
               I-5                                     11.12%

                  Stabilized Capitalization Rate Selected 10.5%

================================================================================
     The comparable sales result in capitalization rates that range from 9.48 to
11.12 percent. The low end of the range is represented by the current listing price of 925 L Street. This property was determined to be superior to the subject and we would expect the subject to achieve a higher overall rate than that indicated by this comparable. Comparable No. 3 represents the high end of the range at 11.12% and we would expect the subject to achieve a lower capitalization rate than that indicated by this sale due to improved market conditions. Comparable No. 1 represents the middle of the range at 10.60%. This comparable is significantly superior to the subject, warranting an upward adjustment to the indicated rate. This upward adjustment is offset by the improved market conditions that currently exist. Therefore, based on the comparable sales, we have concluded at an overall rate of 10.5% for the subject property.

     We also surveyed market participants in order to support our concluded capitalization rate. Based on our discussions with investors and brokers active in the Sacramento region, an overall rate between 10.5 and 10.8 percent would be necessary to attract capital to a property such as the subject. Given the subject's physical characteristics and tenant roster, it is considered reasonable to conclude at the low end of this range or at 10.5 percent. This rate has been applied to the subject's net operating income based on stabilized occupancy. The costs associated with bringing the property to stabilized occupancy are then deducted from the capitalized value.

     COST OF ACHIEVING STABILIZED OCCUPANCY

     The subject is currently 76.2% occupied with 16,928 square feet of vacant space. In order to reach stabilized occupancy of 95% the subject will need to lease-up 13,367 square feet. The costs associated with bringing the property to stabilized occupancy include rent loss during lease-up, tenant improvements and leasing commissions.

     The majority of the subject's vacant space (11,216 square feet) is located on the sixth floor. The leasing agent for the subject property reported that two tenants are currently interested in the sixth floor space and are reportedly are preparing letters of intent. Based on this information, we have estimated a six month lease-up period for the sixth floor. This time frame gives consideration to negotiating time and the time necessary to perform tenant improvements. It is reasonable to conclude that during this six month time frame, the subject will lease another 2,151 square feet to reach a 95% occupancy level.

================================================================================

                                                           INCOME APPROACH
================================================================================

     The market rent for the subject's vacant space has been estimated at $1.25 per square foot per month. Rent loss during lease-up is estimated at $100,253 and is calculated as follows: ($1.25 x 13,367 square feet x six months).

     The market rent is based on a tenant improvement of $12.00 psf for the sixth floor and $5.00 psf for all other vacant space. Thus, total tenant improvement costs are estimated at $145,347 and is calculated as follows:
(11,216 square feet x $12 + 2,151 square feet x $5).

     As stated previously, leasing commisions in the Sacramento office market are calculated at 5.0% of the total lease value. We have estimated leasing commissions at $50,126 based on a 5 year term and market rent of $1.25 per square foot per month ($1.25 x 13,367 sf x 60 months x 5.0%).

     The total costs of bringing the building to stabilized occupancy are estimated at $295,726.

     CAPITAL IMPROVEMENT COSTS

     The subject's operating budget identifies three significant capital improvement projects scheduled for 1997. These include ADA upgrades of the restrooms ($79,200), installation of a new security entrance system ($21,249) and replacement of the building's roof (76,450). These capital costs have been deducted from the projected stabilized value.

ANALYSIS AND CONCLUSION

     Based on the preceding analysis, the indicated value for the subject property is $6,665,095 which we have rounded to $6,670,000 as our value conclusion from the Income Approach. The calculations are presented in the following table.

================================================================================
                              Direct Capitalization

================================================================================
Net Operating Income at Stabilized Occupancy                 $749,837
Divided by Overall Capitalization Rate                           10.5%
Indicated Stabilized Value                                 $7,141,304
Less:  Rent Loss                                            ($100,253)
  Tenant Improvement Costs                                  ($145,347)
  Leasing Commissions                                        ($50,126)
  Capital Costs                                             ($180,483)
Indicated Value As Is:                                     $6,665,095

--------------------------------------------------------------------------------
Rounded to:                                                $6,670,000
================================================================================

                                    RECONCILIATION AND FINAL VALUE ESTIMATE
===============================================================================

     The two approaches indicated the following values:

        Sales Comparison Approach           $6,050,000 to $6,410,000

        Income Approach                                   $6,670,000

     In this appraisal we considered the Cost Approach, the Sales Comparison Approach and the Income Approach. The Cost Approach was considered but not utilized in this appraisal due to the substantial level of economic obsolescence associated with the current market conditions and a lack of comparable land sales. Also limiting the reliability of the Cost Approach is the subjectiveness of estimating the subject's physical depreciation. Finally, investors in Class B buildings such as the subject are not utilizing the Cost Approach in their purchase decisions. Rather, market participants are basing valuations on existing income and testing the reasonableness of these conclusions based on comparative sales. Therefore, we utilized the Sales Comparison Approach and the Income Approach in this appraisal.

     Sales activity of buildings directly comparable to the subject property was limited. This weakened the reliability of the Sales Comparison Approach as the data available was not considered adequate to derive a single value point for the subject property.

     Investors in this market are not relying on the Sales Comparison Approach as a basis for purchase decisions. Rather, they are analyzing buildings based on existing tenancy and income. Therefore, the Sales Comparison Approach was relied upon to provide a test of reasonableness for the Income Approach.

     The Income Approach was the final technique used in our analysis. This approach reflects the actions of the most likely buyer and was given strong consideration in our final value conclusion. Given the subject's existing lease structure, we analyzed the property's income potential based on market rents. The present value of the above market rents were added to the capitalized value indication based on market rent.


MARKET VALUE CONCLUSION

     Based on our complete appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have formed an opinion that the Market Value for the subject property, subject to the assumptions, limiting conditions, certifications, and definitions, as of May 21, 1997 was:

                SIX MILLION SIX HUNDRED SEVENTY THOUSAND DOLLARS

                                   $ 6,670,000

================================================================================

                                        ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

"Appraisal" means the appraisal report and opinion of value stated therein; or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

This appraisal is made subject to the following assumptions and limiting conditions:

1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

3. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

4. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

5. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

================================================================================

                                        ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================


6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

7. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8. The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser has not reviewed lease documents and assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property. C&W recommends that an expert in this field be employed.


================================================================================

                                                 CERTIFICATION OF APPRAISAL
================================================================================

1.   We certify that, to the best of our knowledge and belief:

2. John C. Vaughan inspected the property, and Kenneth E. Matlin, Manager, Valuation Advisory Services, has reviewed and approved the report and but did not inspect the property.

3.   The statements of fact contained in this report are true and correct.

4. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

5. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

6. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

7. No one provided significant professional assistance to the persons signing this report.

8. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

9. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

10. As of the date of this report, Kenneth E. Matlin has completed the requirements of the continuing education program of the Appraisal Institute.


    /s/ JOHN C. VAUGHAN
    ---------------------------------------------
    John C. Vaughan
    State Certified Appraiser No. AG002680


    /s/ KENNETH E. MATLIN, MAI
    ---------------------------------------------
    Kenneth E. Matlin, MAI
    State Certified Appraiser No. AG002022


================================================================================

                                                                 ADDENDA
================================================================================

Subject Rent Roll
Comparable Sale Data Sheets
Comparable Sale Photographs
Comparable Rental Photographs
Qualifications















================================================================================


Date: 05/07/97                                    PRUDENTIAL-BACHE/EQUITEC R.E. PSHIP                                Page:  9
Time: 9:31                                             Rent Roll for  May /97                    Total Building Square Ft: 71,226
Oper: CARLA                                                PARK PLAZA                                    Type of Building: Rentable

------------------------------------------------------------------------------------------------------------------------------------

Suite     Rentable    Prorata     Tenant Name                       Lease     Lease    Occupancy    Lease
Number     Sq Ft         %                                          Start      End       Date        Type
-----------------------------------------------------------------------------------------------------------
0100-02    1,764       2.4766     FRESH & QUICK DELI CAFE         08/17/95   04/30/01   11/15/95       L



                                                                  INS EXP Aug 14/96


0150-02      950       1.3338     GEORGE SNOBAR,                  11/01/94  01/31/00    11/01/94       L
                                  AN INDIVIDUAL






                                                                  INS EXP Oct 14/95


0200-01    4,400       6.1775     THE AMERICAN INSTITUTE OF       12/01/85   08/31/98   02/01/85       R
                                  ARCHITECTS





                                                                  INS EXP Feb 24/94


0250-01    2,139       3.0031     Vacant

0260-01    2,569       3.6068     Vacant

0270-02    2,094       2.9399     CA STATES ASCS-USDA             10/01/95   01/31/99   10/01/95       L

0300-01    6,082       8.5390     CALIFORNIA STATE ASCS OFFICE    01/01/88   01/31/99   01/01/88       L






Lease Types:  L - Lease  M - Month to Month  S - Sublet  R - Renewal  H - Holdover




Date: 05/07/97                                    PRUDENTIAL-BACHE/EQUITEC R.E. PSHIP                                Page:  9
Time: 9:31                                             Rent Roll for  May /97                    Total Building Square Ft: 71,226
Oper: CARLA                                                PARK PLAZA                                    Type of Building: Rentable

------------------------------------------------------------------------------------------------------------------------------------
                                                    Monthly     Annual         Rent Increases
Suite                   Monthly Charges             Charges    Charges        and Concessions
Number      Type      Start      End       Amount     PSF         PSF        Date    Type   Amount
-------------------------------------------------------------------------------------------------------
0100-02     RENT      11/15/95-11/30/98     2,475.00   1.40       16.84     11/15/95    C    2475.00
            CAM       12/01/96-11/30/97       577.50   0.33        3.93     12/01/98    C    2706.00
                                                                            12/01/95    C   (2475.00)
                                                                            12/01/96    C   (2475.00)
                                           ---------------------------------
                                            3,052.50   1.73       20.77

0150-02     RENT      11/01/64-10/31/97     1,356.80   1.43       17.14     11/01/94    C    1272.00
                                                                            11/01/95    C    1314.40
                                                                            11/01/96    C    1356.80
                                                                            11/01/97    C    1399.20
                                                                            11/01/98    C    1441.60
                                                                            11/01/94    C   (1272.00)
                                                                            12/01/95    C   (1314.40)
                                                                            12/01/96    C   (1356.80)
                                           ---------------------------------
                                            1,356.80   1.43       17.14

0200-01     RENT      03/01/96-08/31/98     6,248.00   1.42       17.04     02/01/85    C    5940.00
                                                                            02/01/90    C    6065.55
                                                                            04/01/90    C    6876.29
                                                                            02/01/93    C    7220.10
                                                                            09/01/93    C    6072.00
                                                                            03/01/96    C    6248.00

                                           ---------------------------------
                                            6,248.00   1.42       17.04

0250-01

0260-01

0270-02                                                                     10/01/95    C    2618.00
                                                                            02/01/96    C    2805.00
0300-01     RENT      02/01/97-01/31/99    24,003.33   1.50       17.96     01/01/88    C   12655.06
                                                                            01/01/91    C    6588.40
                                                                            01/01/92    C    6588.40
                                                                            02/01/93    C    7602.00
                                                                            02/01/94    C    7602.00
                                                                            02/01/95    C    7602.00



Date: 05/07/97                                    PRUDENTIAL-BACHE/EQUITEC R.E. PSHIP                                Page:  9
Time: 9:31                                             Rent Roll for  May /97                    Total Building Square Ft: 71,226
Oper: CARLA                                                PARK PLAZA                                    Type of Building: Rentable

------------------------------------------------------------------------------------------------------------------------------------
                            Options
Suite       Security          And
Number       Deposit        Comments
---------------------------------------------------------
0100-02      (2475.00)    OPTREN STE 100 1,764 SF 8/31/00
                          ROFO STE 150 848 SF
                          LOC STE 100 1,764SF 11/1/95




0150-02      (1500.00)










0200-01      (5940.00)    OPT EXTND - 2-3 YR OPTIONS.
                          EXERBY - 6 MOS. PRIOR TO EXP.
                          ROFR - UNIT 250.







0250-01

0260-01

0270-02

0300-01







Date: 05/07/97                                    PRUDENTIAL-BACHE/EQUITEC R.E. PSHIP                                Page:  10
Time: 9:31                                             Rent Roll for  May /97                    Total Building Square Ft: 71,226
Oper: CARLA                                                PARK PLAZA                                    Type of Building: Rentable

----------------------------------------------------------------------------------------------------------

Suite     Rentable    Prorata     Tenant Name                       Lease     Lease    Occupancy    Lease
Number     Sq Ft         %                                          Start      End       Date        Type
----------------------------------------------------------------------------------------------------------
   CALIFORNIA STATE ASCS OFFICE continued,


                                                                  INS EXP Jan 01/88


0320-01    1,781       2.5005     GREG LEE, AN INDIVIDUAL DBS     08/01/87  09/30/97    10/02/87       L
                                  G K L CORPORATE SEARCH












                                                                  INS EXP Oct 20/93


0370-02    3,348       4.7005     CALIF COUNCIL OF CIVIL          07/20/91   01/31/02   07/20/91       L
                                  ENGINEERS









                                                                  INS EXP Aug 27/96


0400-01    2,337       3.2811     COMMISSION OF THE STATUS OF     07/01/87   08/31/01   07/01/87       L
                                  WOMEN/STATE OF CA-GEN. SVCS.



Lease Types:  L - Lease  M - Month to Month  S - Sublet  R - Renewal  H - Holdover

-------------------------------------------------------------------------------------------------------
                                                    Monthly     Annual         Rent Increases
Suite                   Monthly Charges             Charges    Charges        and Concessions
Number      Type      Start      End       Amount     PSF         PSF        Date    Type   Amount
-------------------------------------------------------------------------------------------------------

                                                                            02/01.96    C    8145.00
                                                                            02/01/97    C   24003.33
                                            --------------------------------
                                            24,003.33  1.50       17.96

0320-01    RENT       10/01/96-09/30/97       2849.47  1.60       19.20     08/01/87    C    2231.00
           ESCLT      01/01/97-12/31/97        187.00  0.10        1.26     10/01/88    C    2328.00
                                                                            10/01/89    C    2425.00
                                                                            10/01/90    C    2522.00
                                                                            10/01/91    C    2619.00
                                                                            10/01/92    C    2619.00
                                                                            10/01/93    C    2735.40
                                                                            10/01/94    C    2851.80
                                                                            07/01/95    C     618.12
                                                                            08/01/95    C    2617.95
                                                                            10/01/95    C    2760.42
                                                                            10/01/96    C    2849.47
                                                                            10/01/92    C   (2619.00)
                                                                            08/01/87    C   (2231.00)
                                            --------------------------------
                                             3,036.47  1.70       20.46

0370-02    RENT       03/01/96-02/28/98       5022.00  1.50       18.00     03/01/01    C    5692.00
           ESCLT      01/01/97-12/31/97         76.69  0.02        0.27     07/20/91    C    5356.80
                                                                            01/01/92    C    5356.80
                                                                            01/01/93    C    5524.20
                                                                            01/01/94    C    5691.60
                                                                            01/01/95    C    5859.00
                                                                            01/01/96    C    6026.40
                                                                            03/01/96    C    5022.00
                                                                            03/01/98    C    5524.00
                                                                            07/20/91    C   (5356.80)
                                                                            01/01/97    C   (5022.00)
                                            --------------------------------
                                             5,098.00  1.52       18.27

0400-01    RENT       09/01/96-08/31/97       2921.80  1.25       15.00     09/01/00    C    2921.80
                                                                            07/01/87    C    3281.30
                                                                            06/01/89    C    3639.26
                                                                            07/01/92    C    3639.26


-----------------------------------------------------------
                            Options
Suite       Security          And
Number       Deposit        Comments
-----------------------------------------------------------






0320-01      (2619.00)    HOR - 125%
                          OPTREN - 1-5 YR., EXER BY 10/1/97















0370-02      (2678.40)    OPTREN - EXERBY 7/31/01













0400-01                   T.I. CAP - $10,000.00






Date: 05/07/97                                    PRUDENTIAL-BACHE/EQUITEC R.E. PSHIP                                Page:  11
Time: 9:31                                             Rent Roll for  May /97                    Total Building Square Ft: 71,226
Oper: CARLA                                                PARK PLAZA                                    Type of Building: Rentable

------------------------------------------------------------------------------------------------------------

Suite     Rentable    Prorata     Tenant Name                       Lease     Lease    Occupancy    Lease
Number     Sq Ft         %                                          Start      End       Date        Type
------------------------------------------------------------------------------------------------------------
   COMMISSION ON THE STATUS OF continued,












0410-00    1,004       1.4096     Vacant

0420-02    2,374       3.3331     CALIFORNIA STATE ASCS OFFICE    12/15/92  01/31/99    12/15/92       L



0450-01    5,600       7.8623     CALIFORNIA STATE ASCS OFFICE    01/01/88  01/31/99    01/01/88       L




0500-01   12,337      17.3209     POSTSECONDARY EDUCATION         06/25/92  08/31/00    06/25/92       L
                                  ST OF CA-DEPT OF GNL SVC-OREDS













Lease Types:  L - Lease  M - Month to Month  S - Sublet  R - Renewal  H - Holdover


------------------------------------------------------------------------------------------------------
                                                   Monthly     Annual         Rent Increases
Suite                  Monthly Charges             Charges    Charges        and Concessions
Number     Type      Start      End       Amount     PSF         PSF        Date    Type   Amount
------------------------------------------------------------------------------------------------------

                                                                           05/01/93    C    3639.26
                                                                           10/01/93    C    3639.26
                                                                           10/01/95    C    3639.26
                                                                           09/01/96    C    2921.80
                                                                           09/01/97    C    2921.80
                                                                           09/01/98    C    2921.80
                                                                           09/01/99    C    2921.80
                                                                           10/01/93    C   (3639.26)
                                                                           07/01/94    C   (3639.26)
                                           --------------------------------
                                            2,921.80  1.25       15.00

0410-00

0420-02                                                                    12/15/92    C    2968.00
                                                                           02/01/94    C    2968.00
                                                                           02/01/95    C    2968.00
                                                                           02/01/96    C    3180.00
0450-01                                                                    01/01/88    C    6066.66
                                                                           02/01/93    C    7000.00
                                                                           02/01/94    C    7000.00
                                                                           02/01/95    C    7000.00
                                                                           02/01/96    C    7500.00
0500-01    RENT      09/01/96-08/31/97     15,041.60  1.22       14.63     07/01/92    C   15975.43
                                                                           09/01/92    C   15975.43
                                                                           07/01/93    C   16159.04
                                                                           07/01/94    C   16828.81
                                                                           07/01/95    C   17025.32
                                                                           06/01/96    C     843.83
                                                                           07/01/96    C   15895.43
                                                                           09/01/96    C   15041.60
                                                                           09/01/97    C   15041.60
                                                                           09/01/98    C   15041.60
                                                                           09/01/99    C   15041.60
                                                                           07/01/92    C  (15975.43)
                                           --------------------------------
                                           15,041.60  1.22       14.63

Lease Types:  L - Lease  M - Month to Month  S - Sublet  R - Renewal  H - Holdover


------------------------------------------------------------
                             Options
Suite        Security          And
Number        Deposit        Comments
------------------------------------------------------------













0410-00

0420-02



0450-01




0500-01













Lease Types:  L - Lease  M - Month to Month  S - Sublet  R - Renewal  H - Holdover



Date: 05/07/97                                    PRUDENTIAL-BACHE/EQUITEC R.E. PSHIP                                Page:  12
Time: 9:31                                             Rent Roll for  May /97                    Total Building Square Ft: 71,226
Oper: CARLA                                                PARK PLAZA                                    Type of Building: Rentable

-----------------------------------------------------------------------------------------------------------

Suite     Rentable    Prorata     Tenant Name                       Lease     Lease    Occupancy    Lease
Number     Sq Ft         %                                          Start      End       Date        Type
-----------------------------------------------------------------------------------------------------------
0600-01   11,216      15.7471     Vacant

0700-01    5,692       7.9915     ALLNET COMMUNICATION SERVICES   04/01/83   07/31/98   04/01/83       L









                                                                             INS EXP Dec 19/94


0710-01    3,615       5.0754     ALLNET COMMUNICATION SERVICES   04/01/83  07/31/98    04/01/83       L






                                                                             INS EXP Dec 19/94


0760-01      821       1.1527     CALIF STATE ASCS OFFICE         01/01/91  01/31/99    02/01/99       L





                                                                             INS EXP Dec 19/94

0770-04    1,103       1.5486     INTEGRATED COMMUNICATION SYSTEM 03/01/97  05/31/00    03/01/97       L




                                                                             INS EXP Mar 01/97


          ======      ========
Prorata               100.0000
Occupied  54,298
Vacant    16,928



-------------------------------------------------------------------------------------------------------
                                                    Monthly     Annual         Rent Increases
Suite                   Monthly Charges             Charges    Charges        and Concessions
Number      Type      Start      End       Amount     PSF         PSF        Date    Type   Amount
-------------------------------------------------------------------------------------------------------
0600-01

0700-01     RENT      05/01/93-07/31/98      6,716.56  1.18       14.16     04/01/83    C    8538.00
            ESCLT     01/01/97-12/31/97        950.04  0.17        2.00     06/01/87    C    9542.07
                                                                            04/01/89    C   10307.34
                                                                            04/01/91    C   11125.75
                                                                            04/01/92    C   11125.75
                                                                            04/01/93    C   16688.63
                                                                            05/01/93    C    6716.56
                                                                            05/01/93    C   (6716.56)
                                                                            05/01/94    C   (6716.56)
                                                                            05/01/95    C   (6716.56)
                                            --------------------------------
                                             7,666.60  1.35       16.16

0710-01     RENT      05/01/93-07/31/98      4,265.70  1.18       14.16     04/01/83    C    4699.50
            ESCLT     01/01/97-12/31/97        562.23  0.16        1.87     05/01/89    C    5000.64
                                                                            05/01/91    C    5397.69
                                                                            05/01/93    C    4265.70
                                                                            05/01/93    C   (4265.70)
                                                                            05/01/94    C   (4265.70)
                                                                            05/01/95    C   (4265.70)
                                            --------------------------------
                                             4,827.93  1.34       16.03

0760-01                                                                     01/01/91    C    1500.00
                                                                            01/01/92    C    1600.00
                                                                            02/01/93    C    1036.00
                                                                            02/01/94    C    1036.00
                                                                            02/01/95    C    1036.00
                                                                            02/01/96    C    1110.00


0770-04     RENT      03/01/97-05/01/97        345.00  0.31        3.75     03/01/97    C     345.00
                                                                            06/01/97    C    1433.90
                                                                            06/01/98    C    1489.05
                                                                            06/01/99    C    1544.20
                                                                            06/01/97    C   (1433.90)
                                            --------------------------------
                                               345.00  0.31        3.75

                                            =================================
Prorata     RENT                            71,245.26  1.27       15.26
Occupied    ESCLT                            1,775.96  0.11        1.35
Vacant      CAM                                577.50  0.33        3.93


-----------------------------------------------------------
                            Options
Suite       Security          And
Number       Deposit        Comments
-----------------------------------------------------------
0600-01

0700-01      (8538.00)    RTT - 5/1/96.
                          EXERBY - 2/1/96.











0710-01                   RTT - 5/1/96.
                          EXERBY - 2/1/96.







0760-01







0770-04      (1433.90)    OPTREN - STE.37/1103 S.F./ 10/31/99







             ==========
Prorata      (25,184.30)
Occupied
Vacant



                                                            OFFICE BUILDING SALE
================================================================================

LOCATION DATA

     Property Name:                  Capitol Place
     Location:                       915 L Street
     City:                           Sacramento
     County:                         Sacramento
     State/Zip:                      California
     Assessor's Parcel No(s):        006-0102-017,019
     Atlas Reference:                N/A

PHYSICAL DATA

     Type:                           CBD
     Land Area:                      0.4800 Acres
     Gross Building Area:            N/A
     Net Rentable Area:              151,440 SF
     Usable Building Area:           N/A
     Year Built:                     1976
     # of Stories:                   13
     Parking:                        1.5/1,000
     Condition:                      Good
     Exterior Walls:                 Glass Panels
     Amenities:                      Parking garage
     Class:                          A

SALE DATA

     Transaction Type:               Sale
     Date of Transaction:            01/93
     Marketing Time:                 6 months
     Grantor:                        The Capitol Place Co.
     Grantee:                        Capitol Place, Inc.
     Document No.:                   09021598 Rec. Date:09/02/93
     Sale Price:                     $26,675,000
     Financing:                      Cash to Seller
     Cash Equivalent Price:          $26,675,000
     Required Capital Cost:          $0
     Adjusted Sale Price:            $26,675,000
     Verification:                   Bill Robbins

FINANCIAL DATA

     Assumptions & Forecast:         Buyer
     Occupancy at Sale:              96%
     Existing or Pro Forma Income:   Existing
                                     TOTAL       P.S.F.
                                     ----------  ------
     Potential Gross Income:         $4,038,413  $26.67
     Vacancy and Credit Loss:        $201,921    $1.33
     Effective Gross Income:         $3,836,492  $25.33
     Expenses:                       $1,014,648  $6.70
     Net Operating Income:           $2,821,844  $18.63

CAPITOL PLACE

                                                          OFFICE BUILDING SALE 1
================================================================================

ANALYSIS

     Value Indicators:                    Direct Cap
     Overall Capitalization Rate (OAR):   10.58 %
     Projected IRR:                       N/A %
     Effective Gross Multiplier (EGIM):   6.95
     Operating Expense Ratio (OER):       26.45 %
     Price Per Square Foot:               $176.14

COMMENTS

      The State of California leased 76,000 sf at sale at a monthly rental rate of $1.90/sf, fully serviced. Ten years remained on the lease at sale. The remaining space was leased to 26 tenants at an average monthly rental rate of $2.20/sf, fully-serviced.


CAPITOL PLACE

================================================================================


                                    [PHOTO]


================================================================================
                               Sales Comparable 1

                                                          OFFICE BUILDING SALE 2
================================================================================

LOCATION DATA

     Property Name:                  Christofer Centre
     Location:                       1000 G Street
     City:                           Sacramento
     County:                         Sacramento
     State/Zip:                      California 95814
     Assessor's Parcel No(s):        N/A
     Atlas Reference:                297-D13

PHYSICAL DATA

     Type:                           CBD
     Land Area:                      1.2489 Acres
     Gross Building Area:            72,900 SF
     Net Rentable Area:              72,900 SF
     Usable Building Area:           N/A
     Year Built:                     1985
     # of Stores:                    5
     Parking:                        222
     Condition:                      Avg to Good
     Exterior Walls:                 Concrete
     Amenities:                      N/A
     Class:                          B


SALE DATA

     Transaction Type:               Sale
     Date of Transaction:            11/95
     Marketing Time:                 4 months
     Grantor:                        Realty Advisors
     Grantee:                        Aetna Casualty
     Document No.:                   11290366 Rec. Date: 11/29/95
     Sale Price:                     $6,500,000
     Financing:                      Cash to Seller
     Cash Equivalent Price:          $6,500,000
     Required Capital Cost:          $0
     Adjusted Sale Price:            $6,500,000
     Verification:                   Doug Barnett

FINANCIAL DATA

     Assumptions & Forecast:         N/A
     Occupancy at Sale:              70%
     Existing or Pro Forma Income:   Pro Forma
                                     TOTAL       P.S.F.
                                     ------      ------
     Potential Gross Income:         N/A         N/A
     Vacancy and Credit Loss:        N/A         N/A
     Effective Gross Income:         N/A         N/A
     Expenses:                       N/A         N/A
     Net Operating Income:           N/A         N/A



CHRISTOFER CENTRE

                                                          OFFICE BUILDING SALE 2
================================================================================

ANALYSIS

     Value lndicators:                    Price Per S.F.
     Overall Capitalization Rate (OAR):   N/A %
     Projected IRR:                       N/A %
     Effective Gross Multiplier (EGIM):   N/A
     Operating Expense Ratio (OER):       N/A %
     Price Per Square Foot:               $89.16

COMMENTS


CHRISTOFER CENTRE

================================================================================


                                    [PHOTO]


================================================================================
                               Sales Comparable 2

                                                          OFFICE BUILDING SALE 3
================================================================================

LOCATION DATA

      Property Name:                SACRAMENTO CORPORATE CENTER
      Location:                     501 J Street
      City:                         Sacramento
      County:                       Sacramento
      State/Zip:                    California
      Assessor's Parcel No(s):      006-0026-018
      Atlas Reference:              N/A

PHYSICAL DATA

     Type:                          CBD
     Land Area                      2.2700 Acres
     Gross Building Area:           N/A
     Net Rentable Area:             177,991 SF
     Usable Building Area:          N/A
     Year Built:                    1983
     # of Stories:                  6
     Parking:                       2.9/1,000
     Condition:                     Average
     Exterior Walls:                Glass Panels
     Amenities:                     Covered Parking
     Class:                         B

SALE DATA

     Transaction Type:              Sale
     Date of Transaction:           05/96
     Marketing Time:                3 months
     Grantor:                       Fifth/I Associates (Sares Regis Group)
     Grantee:                       Sacramento Corporate Center (JS Karlton)
     Document No.:                  05221322 Rec. Date:05/22/96
     Sale Price:                    $23,200,000
     Financing:                     Cash to Seller
     Cash Equivalent Price:         $23,200,000
     Required Capital Cost:         $0
     Adjusted Sale Price:           $23,200,000
     Verification:                  Dan Sheldon, CB Commercial

FINANCIAL DATA

     Assumption & Forecast:         Buyer
     Occupancy at Sale:             96%
     Existing or Pro Forma Income:  Existing
                                    TOTAL       P.S.F.
                                    ----------  ------
     Potential Gross Income:        $4,073,280  $22.88
     Vacancy and Credit Loss:       $203,664    $1.14
     Effective Gross Income:        $3,869,616  $21.74
     Expenses:                      $1,288,897  $7.24
     Net Operating Income:          $2,580,719  $14.50


SACRAMENTO

                                                          OFFICE BUILDING SALE 3
================================================================================

ANALYSIS

     Value Indicators:                    Direct Cap
     Overall Capitalization Rate (OAR):   11-12%
     Projected IRR:                       N/A%
     Effective Gross Multiplier (EGIM):   6.00
     Operating Expense Ratio (OER):       33.31 %
     Price Per Square Foot:               $130.34

COMMENTS

      Various State of California agencies leased approximately 111,300 Sf of the building at sale. The building was leased to 13 tenants at monthly rental rates ranging from $1.51 to $2.85/sf, fully-serviced. Most leases were between $1.65 and $1.85/sf. Reportedly, the State of California leases do not include firm terms.


SACRAMENTO

================================================================================


                                    [PHOTO]


================================================================================
                               Sales Comparable 3

                                                          OFFICE BUILDING SALE 4
================================================================================

LOCATION DATA

     Property Name:                 900 8th Street
     Location:                      900 8th Street
     City:                          Sacramento
     County:                        Sacramento
     State/zip:                     California 95814
     Assessor's Parcel No(s):       N/A
     Atlas Reference:               297-C/3


PHYSICAL DATA

     Type:                          Single Tenant
     Land Area:                     1.1800 Acres
     Gross Building Area:           68,819 SF
     Net Rentable Area:             68,819 SF
     Usable Building Area:          N/A
     Year Built:                    1959
     # of Stories:                  3
     Parking:                       70
     Condition:                     Average
     Exterior Walls:                Concrete
     Amenities:                     N/A
     Class:                         C


SALE DATA

     Transaction Type:              Sale
     Date of Transaction:           11/96
     Marketing Time:                1 months
     Grantor:                       Bank of America
     Grantee:                       County of Sacramento
     Document No.:                  11040984 Rec. Date:11/04/96
     Sale Price:                    $7,300,000
     Financing:                     Cash to Seller
     Cash Equivalent Price:         $7,300,000
     Required Capital Cost:         $0
     Adjusted Sale Price:           $7,300,000
     Verification:                  Mark Hefner

FINANCIAL DATA

     Assumptions & Forecast:        N/A
     Occupancy at Sale:             N/A
     Existing or Pro Forma Income:  N/A
                                    TOTAL       P.S.F.
                                    -----       ------
     Potential Gross Income:        N/A         N/A
     Vacancy and Credit Loss:       N/A         N/A
     Effective Gross Income:        N/A         N/A
     Expenses:                      N/A         N/A
     Net Operating Income:          N/A         N/A


900 8TH STREET

                                                          OFFICE BUILDING SALE 4
================================================================================

ANALYSIS

     Value Indicators:                    Price Per S.F.
     Overall Capitalization Rate (OAR):   N/A %
     Projected IRR:                       N/A %
     Effective Gross Multiplier (EGIM):   N/A
     Operating Expense Ratio (OER):       N/A %
     Price Per Square Foot:               $106.08

COMMENTS


900 8TH STREET

================================================================================


                                    [PHOTO]


================================================================================
                               Sales Comparable 4

                                                          OFFICE BUILDING SALE 5
================================================================================

LOCATION DATA

     Property Name:                925 L Street
     Location:                     925 L Street
     City:                         Sacramento
     County:                       Sacramento
     State/Zip:                    California
     Assessor's Parcel No(s):      006-0102-007
     Atlas Reference:              N/A

PHYSICAL DATA

     Type:                         CBD
     Land Area:                    0.3453 Acres
     Gross Building Area:          180,347 SF
     Net Rentable Area:            165,919 SF
     Usable Building Area:         N/A
     Year Built:                   1973
     # of Stories:                 13
     Parking:                      N/A
     Condition:                    Avg to Good
     Exterior Walls:               Concrete
     Amenities:                    N/A
     Class:                        A


SALE DATA

     Transaction Type:             Listing
     Date of Transaction:
     Marketing Time:               6 months
     Grantor:                      N/A
     Grantee:                      N/A
     Document No.:                 N/A
     Sale Price:                   $26,000,000
     Financing:
     Cash Equivalent Price:        $26,000,000
     Required Capital Cost:        $900,000
     Adjusted Sale Price:          $26,900,000
     Verification:                 Larry Lea

FINANCIAL DATA

     Assumptions & Forecast:       Seller
     Occupancy at Sale:            N/A
     Existing or Pro Forma Income: N/A
                                   TOTAL       P.S.F.
                                   ----------  ------
     Potential Gross Income:       $4,395,496  $26.49
     Vacancy and Credit Loss:      $351,640    $2.12
     Effective Gross Income:       $4,043,856  $24.37
     Expenses:                     $1,587,202  $9.57
     Net Operating Income:         $2,456,654  $14.81



925 L STREET

                                                          OFFICE BUILDING SALE 5
================================================================================

ANALYSIS

     Value Indicators:                    Direct Cap and DCF
     Overall Capitalization Rate (OAR):   9.13 %
     Projected IRR:                       0.12 %
     Effective Gross Multiplier (EGIM):   6.65
     Operating Expense Ratio (OER):       39.25 %
     Price Per Square Foot:               $162.13

COMMENTS


925 L STREET

================================================================================


                                    [PHOTO]


================================================================================
                               Sales Comparable 5

================================================================================


                                    [PHOTO]


================================================================================
                                Rent Comparable 1

================================================================================


                                    [PHOTO]


================================================================================
                                Rent Comparable 2

================================================================================


                                    [PHOTO]


================================================================================
                                Rent Comparable 3

================================================================================


                                    [PHOTO]


================================================================================
                                Rent Comparable 4

================================================================================


                                    [PHOTO]


================================================================================
                                Rent Comparable 5

                                                     QUALIFICATIONS OF APPRAISER
================================================================================


                                                          KENNETH E. MATLIN, MAI

ASSOCIATION MEMBERSHIP

    Member Appraisal Institute (MA No. 8397) Senior Residential Appraiser Senior Member, American Society of Real Estate Appraisers - Past
      President of San Jose Chapter
    Brokers License - State of California
    Certified - General, Certificate Number AG002022
    Kenneth E. Matlin has completed the requirements of the continuing education programs of the Appraisal Institute and the American Society of Appraisers

REAL ESTATE EXPERIENCE

    Director and Manager, Cushman & Wakefield Valuation Advisory Services, San Jose and San Francisco Divisions. San Jose and San Francisco Divisions are responsible for the appraisal and consulting function of Cushman & Wakefield of California, Inc., a national full service real estate organization. Regional Chief Appraiser, California First Bank, San Jose, California, between 1974 and 1983.

EDUCATION

    California State University of San Diego, California
    Bachelor of Science Degree - Major: Real Estate, Minor: Political Science
    (1973)

    American Institute of Real Estate Appraisers:

       No. 1-Al   -  Real Estate Appraisal Principles (6-86)
       No. 1-A2   -  Basic Valuation Procedures (3-87)
       No. 1-BA   -  Capitalization Theory & Techniques, Part A (9-87)
       No. 1-BB   -  Capitalization Theory & Techniques, Part B (9-87)
       No. 2-1    -  Case Studies (3-87)
       No. 2-2    -  Valuation Analysis and Reporting Writing (10-86)
       No. 2-3    -  Standard of Professional Practice (6-86)
       No. 410    -  USPAP
       No. 420    -  Standards of Professional Practice (11-93)
       No. 510    -  Advanced Capitalization Theory (7-93)

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                                                      QUALIFICATION OF APPRAISER
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                                                          KENNETH E. MATLIN, MAI

    Society of Real Estate Appraisers:

        No. 101    -  Introduction to Appraising Real Property (8-76)
        No. 201    -  Principles of Income Property Appraising (6-75)
        No. 202    -  Case Problems (6-83)
        No. R-2    -  Single Family Report Exam (2-77)

LITIGATION EXPERIENCE

    Qualified as expert witness Santa Clara County Superior Court
    Qualified as expert witness Alameda County Superior Court
    Qualified as expert witness Federal Bankruptcy Court

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                                                     QUALIFICATIONS OF APPRAISER
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                                                                 JOHN C. VAUGHAN

PROFESSIONAL AFFILIATION AND LICENSE

       Associate Member of Appraisal Institute

       State of California Certified General Real Estate Appraiser (ID
       #AG002680)

REAL ESTATE EXPERIENCE

       More than nine years of Real Estate Appraisal and Consulting experience throughout California.

       1996-Present  Cushman & Wakefield, Inc.              San Francisco, CA
       1991-1996     CB Commercial Real Estate Group, Inc.  San Francisco, CA
       1991          Bank of California                     San Francisco, CA
       1986-1991     Security Pacific National Bank         Los Angeles, Orange
                                                            County, and San
                                                            Francisco, CA

EDUCATION

       Bachelor of Science, Specialization Managerial Economics
       University of California, Davis

      Appraisal Institute Courses:
            Advanced Applications (1995)
            Capitalization Theory and Techniques - Parts A & B (1991-1992) Standards of Professional practice, Parts A & B (1990-1993) Appraisal Principles (1993)
            Basic Valuation (1993)
            Residential Valuation (1987)